UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                   FORM SB-2/A
                                  Amendment #1



             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                           SIERRA RESOURCE GROUP, INC.
               __________________________________________________
               (Exact name of registrant as specified in charter)


           6767 West Tropicana Ave, Suite 207, Las Vegas, Nevada 89103
                            Telephone: (702)-248-1027
       __________________________________________________________________
       (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


            Nevada                         6770                  88-0413922
______________________________       _________________       ___________________
  (State or jurisdiction of          (Primary standard        (I.R.S. Employer
Incorporation or organization)          Industrial           Identification No.)
                                      Classification
                                        Code Number)


                           Savoy Financial Group, Inc.
                             6767 W. Tropicana Ave.
                                    Suite 207
                             Las Vegas, Nevada 89103
                                 (702) 248-1027
           _________________________________________________________
           (Name, address, including zip code, and telephone number, including area code, of agent for service)


                        Copies of all communications to:

                             Ronald J. Stauber, Esq.
                             Ronald J. Stauber, Inc.
                             1880 Century Park East
                                    Suite 300
                          Los Angeles, California 90067

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of
1933, as amended (the "Securities Act"), check the following box:            [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective
registration statement for the same offering.                                [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registrations statement number of the earlier effective registration statement
for the same offering.                                                       [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.                                                       [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434,
please check the following box.                                              [ ]


                         CALCULATION OF REGISTRATION FEE

Title of Each         Amount to be         Proposed            Proposed            Amount of
Class of Securities   Registered(1), (2)   Maximum             Maximum             Registration Fee
to be Registered                           Offering            Aggregate
                                           Price Per Unit(3)   Offering Price(3)

Shares of common        3,510,000               $.05              $175,500             $5.39
stock, $.01 par
value per share


     1. The total represents 3,510,000 shares issued in connection with a private placement transaction completed by the Registrant in 1992, as adjusted for a stock split in 1998 and as adjusted for a stock dividend on July 28, 2006.

     2. In the event of a further stock split, stock dividend or similar transaction involving the common shares of the Registrant in order to prevent dilution, the number of shares registered shall be automatically increased to cover additional shares in accordance with Rule 416(a) under the Securities Act.

     3. The Proposed Maximum Offering Price Per Share is calculated in accordance with Rule 457(h) of the Securities Act, based upon the sales price of the shares, being the most recent sales of shares of the Registrant's common stock. The Proposed Aggregate Maximum Aggregate Offering Price is based on the Proposed Maximum Offering Price Per Share times the total number of shares of common stock to be registered. These amounts are calculated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1) under the Securities Act.


The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

ITEM 1.  COVER PAGE

The information in this prospectus is not complete and may be changed. The Selling Shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                  SUBJECT TO COMPLETION, DATED OCTOBER __, 2007

                                   PROSPECTUS
                           SIERRA RESOURCE GROUP, INC.
                        3,510,000 SHARES OF COMMON STOCK


         This prospectus relates to the resale of up to 3,510,000 shares of the common stock of Sierra Resource Group, Inc.. ("we" or "the Company") that may be offered and sold, from time to time, by the Selling Shareholders identified in this prospectus.

         The Selling Shareholders will determine when they will sell their shares. Although we have agreed to pay the expenses related to the registration of the shares being offered, we will not receive any proceeds from the sale of the shares.

         Our common stock is not presently traded on any market or securities exchange, and we have been sponsored by a NASD member firm for listing for quotation in the National Association of Securities Dealers OTC Bulletin Board System. The NASD Regulation, Inc. has taken the position that the shares held by the Selling Shareholders, if sold without registration, may constitute a public distribution of shares and that the resale exemption provided by Rule 144 may not be applicable. Although we disagree, we have decided to register the shares to address their position.

         We anticipate (i) continuing with the existing sponsorship or (ii) seeking other sponsorship for trading of our common stock on the National Association of Securities Dealers OTC Bulletin Board upon effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the OTC Bulletin Board, or, if traded, that a public market will materialize.

         The Selling Shareholders are required to sell our shares at $0.05 per share until our shares are quoted on the OTC Bulletin Board, or listed for trading or quoted on any other public market, and thereafter at prevailing market prices or privately negotiated prices.

         The Selling Shareholders named in this prospectus are offering all of our shares of common stock offered through this prospectus. We will not receive any proceeds from this offering.

         The purchase of the securities offered through this prospectus involves a high degree of risk. You should invest in our common stock only if you can afford to lose your entire investment. You should carefully read and consider the section of this prospectus titled "Risk Factors" on pages 7 through 12 before buying any of our shares of our common stock.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         During the offering period, we are required to update this prospectus to reflect any facts or events arising after the effective date of the registration statement filed with the Securities and Exchange Commission that represent a fundamental change in the information set forth in the registration statement.

         The information in this prospectus is not complete and may be changed. The Selling Shareholders can not sell or offer these securities under this registration statement until this registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                 The date of this prospectus is October __, 2007

         The following table of contents has been designed to help you find important information contained in this prospectus. We encourage you to read the entire prospectus.

ITEM 2.  PROSPECTUS

                                TABLE OF CONTENTS
                                                                            Page

Part I - Information Required in Prospectus

1.  Front Cover Page of Prospectus
2.  Inside Front and Outside Back Cover Pages of Prospectus
3.  Summary Information Risk Factors                                          7
4.  Use of Proceeds                                                          12
5.  Determination of Offering Price                                          12
6.  Dilution                                                                 13
7.  Selling Shareholders                                                     13
8.  Plan of Distribution                                                     14
9.  Legal Proceedings                                                        17
10. Directors, Officers, Promoters and Control Persons                       17
11. Security Ownership of Certain Beneficial Owners and Management           19
12. Description of Securities                                                20
13. Legal Matters                                                            22
14. Interests of Named Experts and Counsel                                   22
15. Disclosure of Commission Position on Indemnification for Securities
    Act Liabilities                                                          22
16. Organization Within Last Five Years                                      22
17. Description of Business                                                  22
18. Plan of Operation                                                        25
19. Description of Property                                                  26
20. Certain Relationships and Related Transactions                           26
21. Market for Common Equity and Related Stockholder Matters                 27
22. Executive Compensation                                                   28
23. Financial Statements                                                     29
24. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

Part II  - Information Not Required in Prospectus                            51

25. Indemnification                                                          51
26. Other Expenses of Issuance and Distribution                              52
27. Recent Sales of Unregistered Securities                                  52
28. Exhibits                                                                 53
29. Undertakings                                                             54

Signatures                                                                   55

                               SUMMARY INFORMATION


         As used in this prospectus, unless the context otherwise requires, "we", "us", "our" or "Sierra Resource Group, Inc." refers to Sierra Resource Group, Inc. This is a summary and the information is selective, it does not contain all information that may be important to you. The summary highlights the more detailed information and financial statements appearing elsewhere in this document. It is only a summary. You should read the entire prospectus before making an investment decision to purchase our common shares. Your attention is specifically called to the risk factors beginning on page 10 and the financial statements and the explanatory notes before making any investment decision.

The Offering:          As of June 30, 2007, we had 12,090,000 shares of our
                       common stock outstanding. This offering is comprised of 3,510,000 shares of common stock offered by Selling
                       Shareholders only. We will borrow funds from our management to pay the offering expenses.

The Issuer:            Sierra Resource Group, Inc.

Our Business:          We are a shell company.  We originally intended to engage
                       in the acquisition of oil and natural gas leases in the East Texas region of Texas. We never completed or closed the acquisition of a lease or an option to acquire a lease and became inactive. We have currently recommenced focusing our efforts on reviewing and negotiating the acquisition of mineral prospects or entering into a business combination with an existing business. As of the date hereof, we have not been successful in closing any acquisitions. The parties with whom our officers have held very preliminary negotiations appear to be insistent on our stock being listed on an exchange or quotation system. Our stock is not currently listed on an exchange or quotation system. We do not know at this time if any such transactions are available or possible.

The Selling
Shareholders:          The Selling Shareholders consist of certain of our
                       existing shareholders that acquired 3,510,000 shares issued in connection with a private placement transaction completed in 1992, as adjusted for a stock split in 1998 and as adjusted for a stock dividend on July 28, 2006, pursuant to exemptions from the registration requirements under the Securities Act.

Shares Offered by
the Selling
Shareholders:          The Selling Shareholders consist of certain of our
                       existing shareholders that originally acquired the pre split, pre dividend shares, now 3,510,000 shares.

Offering Price:        The Selling Shareholders will sell their shares of our
                       common stock at a price of $0.05 per share until our common stock is quoted on the OTC Bulletin Board, or listed for trading or quotation on any other public market, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price arbitrarily.

Terms of the
Offering:              The Selling Shareholders will determine when and how they
                       will sell the common stock offered in this prospectus. We will cover the expenses associated with the offering which we estimate to be approximately $10,000.

Termination of the
Offering:              The offering will conclude when all of the 3,510,000
                       shares of common stock have been sold, the shares no longer need to be registered to be sold or we decide to terminate the registration of shares. Upon termination, Rule 144 may be applicable to any of the shares that have not been sold pursuant to this prospectus.

Use of Proceeds:       We will not receive any proceeds from this offering.

We Will
Receive
No Proceeds:           Although we have agreed to pay all offering expenses, we
                       will not receive any proceeds from the sale of the securities. We anticipate offering expenses of approximately $10,000

We May Not
Be Able to
Continue
as a Going
Concern: Our auditor has prepared our financial statements assuming that we will continue as a going concern and he has issued a qualified report. The financial statements contemplate the realization of assets and the liquidation of liabilities in the normal course of business. Currently, however, we do not have cash or other material assets nor do we have operations or a sufficient source of revenue to cover our operational costs which would allow us to continue as a going concern. The officers and directors (majority shareholders) have committed to advancing us funds for limited operating costs incurred.

Financial Condition:   We have no assets and we have received no revenue from
                       operations. Our loss from inception through December 31, 2007 is $55,283 and though June 30, 2007 is $57,527.

                       The officers and directors have agreed to fund our "burn rate," pay all offering expenses and expenses of having us comply with federal securities laws (and being a public company).

No Present Public
Market for Our
Common Stock:          Our common stock is presently not traded on any market or
                       securities exchange. We have a pending application for listing or quotation on the OTC Bulletin Board System.

Outstanding Shares
of Common Stock:       There were 12,090,000 shares of our common stock issued
                       and outstanding as at June 30, 2007 and as of the date hereof. The 3,510,000 shares of common stock to be sold under this prospectus will be sold by our existing shareholders.

Risk Factors:          See "Risk Factors" on page 7 and the other information
                       in this prospectus for a discussion of the factors you should consider before deciding to invest in our common shares.

Shell Company
Regulations:           On June 29, 2005, the Securities and Exchange Commission
                       adopted final rules amending the Form S-8 and Form 8-K for shell companies like us. The amendments expand the definition of a shell company to be broader than a company with no or nominal operations/assets or assets consisting of cash and cash equivalents, the amendments prohibit the use of Form S-8 (a form used by a corporation to register securities issued to an employee, director, officer, consultant or adviser, under certain circumstances), and revise the Form 8-K to require a shell company to include current Form 10 or Form 10-SB information, including audited financial statements, in the filing on Form 8-K that the shell company files to report the acquisition of a business opportunity. The rules are designed to assure that investors in shell companies that acquire operations or assets have access on a timely basis to the same kind of information as is available to investors in public companies with continuing operations.

Summary of Financial Data.

         The following consolidated financial data has been derived from and should be read in conjunction with our audited financial statements for the period from inception to December 31, 2006, and June 30, 2007 together with the notes to our financial statements and the section of this prospectus entitled "Management's Discussion and Analysis and Plan of Operation":

Balance Sheets          December 31, 2006        June 30, 2007
                            (Audited)             (Unaudited)

Cash                              0                       0
Total Assets                      0                       0
Total Liabilities            55,283                 $57,527
Total Stockholders'
Equity (Deficit)             55,283                 $57,527


Statements of Operations

                        From inception
                       December 31, 2006         June 30, 2007
                           (Audited)              (Unaduited)

Revenue                     $     0                 $     0

Operating Expenses          $57,756                 $59,387

Net Loss                    $57,756                 $59,387


                                  RISK FACTORS

         In addition to the other information in this prospectus, the following risk factors should be considered carefully in evaluating our business before purchasing any of our shares of common stock. A purchase of our common stock is speculative and involves a lot of risks. No purchase of our common stock should be made by any person who is not in a position to lose the entire amount of his investment.

1. An investment in our common stock involves a high degree of risk and you may lose your entire investment. We have no operating history nor have we received any revenues or earnings from operations. We have no significant assets or financial resources.

         We will, in all likelihood, sustain operating expenses without corresponding revenues, at least until we have completed an acquisition. Part of our business plan is to attract possible project, merger or business acquisition candidates through the issuance of additional shares of our stock. Even if we are successful in locating a suitable acquisition or merger candidate and completing such transactions, it is still possible that we will not generate revenues and it is still possible that the investors will not receive amounts equal to their investment in us.

2. Unless we obtain loans or additional funding, we may not be able to continue as a going concern.

         Our auditor's going concern opinion and the notation in the financial statements indicate that we do not have significant cash or other material assets and that we are relying on advances from stockholders, officers and directors to meet limited operating expenses. We are insolvent in that we are unable to pay our debts in the ordinary course of business as they become due. Our financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts and classification of liabilities that might result should we be unable to continue as a going concern. We have a loss from inception through December 31, 2006 of $57,143 and a loss from inception through June 30, 2007 of $59,387.

3. We have no current business operations and have no current operating history and this makes any evaluation of us difficult.

         We have a limited operating history. As of June 30, 2007, we had incurred losses of $59,387 and we expect losses to continue. There is nothing at this time on which to base an assumption that any business plan will prove successful, and there is no assurance that we will be able to operate profitably. If we are unable to formulate and implement a business plan, we will be unable to commence business operations and we will have no business.

4. Our success is dependent on management, which has other full time employment, has limited experience and will only devote limited part time working for us, which continues to make our future more uncertain.

         Our officers and directors will not be employed by us as they are involved with other businesses and have other interests, which could give rise to conflicts of interest with respect to the amount of time devoted to our business.

5. In addition to having no full time management and lack of experience in the business, if we lose Paul Andre, our business would be impaired.

         Our success is heavily dependent upon the continued participation of our secretary and treasurer, Paul Andre. Loss of his services could have a material adverse effect upon our business development. We do not maintain "key person" life insurance on Paul Andre's life. We do not have a written employment agreement with Paul Andre. There can be no assurance that we will be able to recruit or retain other qualified personnel, should it be necessary to do so.

6. Our officers and directors are the principal stockholders and will be able to approve all corporate actions without your consent and will control our Company.

         Our principal stockholders Paul Andre, Sandra Andre and Suzette M. Encarnacion currently own approximately 71% of our common stock. They will have significant influence over all matters requiring approval by our stockholders, but not requiring the approval of the minority stockholders. In addition, Paul Andre, Sandra Andre and Suzette M. Encarnacion are directors and will be able to elect all of the officers of the Company, allowing them to exercise significant control of our affairs and management. In addition, the principal shareholders may transact most corporate matters requiring stockholder approval by written consent, without a duly-noticed and duly-held meeting of stockholders, subject to certain restrictions contained in the bylaws, in the articles of incorporation or imposed by statute.

7.   You will receive no dividends on your investment.

         We have never paid cash dividends. We do not anticipate declaring or paying cash dividends in the foreseeable future. Our retained earnings, if any, will finance the development and expansion of our business. Our dividends will be at our board of directors' discretion and contingent upon our financial condition, earnings, capital requirements and other factors. Future dividends may also be affected by covenants contained in loan or other financing documents we may execute. Therefore, there can be no assurance that cash dividends of any kind will ever be paid.

8. If we issue future shares, present investors' per share value will be diluted.

         We are authorized to issue a maximum of 25,000,000 shares of common shares. As of June 30, 2007, there were 12,090,000 shares issued and outstanding. The board of directors' authority to issue common stock without shareholder consent may dilute the value of your common stock.

9.   Our common stock has no public market and the value may decline.

         There is no established public trading market or market maker for our securities. There can be no assurance that a market for our common stock will be established or that, if established, a market will be sustained. Therefore, if you purchase our securities you may be unable to sell them. Accordingly, you should be able to bear the financial risk of losing your entire investment.

10. Our common stock may never be public traded and you may have no ability to sell the shares.

         We plan to seek a listing on the Over The Counter ("OTC") Bulletin Board and we have contacted a market maker to seek the listing on our behalf.

         Only market makers can apply to quote securities. Market makers who desire to initiate quotations in the OTC Bulletin Board system must complete an application (Form 211) and by doing so, will have to represent that it has satisfied all applicable requirements of the Securities and Exchange Commission Rule 15c2-11 and the filing and information requirements promulgated under the National Association of Securities Dealers' ("NASD") Bylaws. The OTC Bulletin Board will not charge us with a fee for being quoted on the service. NASD rules prohibit market makers from accepting any remuneration in return for quoting issuers' securities on the OTC Bulletin Board or any similar medium. We intended to continue to be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, (the "1934 Act"), as such, we may be deemed compliant with Rule 15c2-11. The NASD will review the market maker's application and if cleared, it cannot be assumed by any investor that any federal, state or self regulatory requirements other than certain NASD rules and Rule 15c2-11 have been considered by the NASD. Furthermore, the clearance should not construed by any investor as indicating that the NASD, the Securities and Exchange Commission or any state securities commission has passed upon the accuracy or adequacy of the documents contained in the submission.

         The OTC Bulletin Board is a market maker or dealer-driven system offering quotation and trading reporting capabilities - a regulated quotation service that displays real-time quotes, last-sale prices, and volume information in OTC equity securities. The OTC Bulletin Board securities are not listed and traded on the floor of organized national or regional stock exchanges. Instead, OTC Bulletin Board securities transactions are conducted through a telephone and computer network connecting market makers or dealers in stocks.

         If we are unable to have the market maker obtain a listing, we will be unable to develop a trading market for our common stock. If we lose our current sponsorship, we may be unable to locate another market maker that will agree to sponsor our securities. Even if we do locate another market maker, there is no assurance that our securities will be able to meet the requirements for a quotation or that the securities will be accepted for listing on the OTC Bulletin Board.

11. Our shareholders may face significant restrictions on the resale of our common stock due to state "blue sky" laws.

         There are state regulations that may adversely affect the transferability of our common stock. We have not registered our common stock for resale under the securities or "blue sky" laws of any state. We may seek qualification or advise our shareholders of the availability of an exemption. We are under no obligation to register or qualify our common stock in any state or to advise the shareholders of any exemptions.

         Current shareholders, and person who desire to purchase the common stock in any trading market that may develop in the future, should be aware that there might be significant state restrictions upon the ability of new investors to purchase the securities.

         Any secondary trading market that may develop may only be conducted in those jurisdictions where an applicable exemption is available or where the shares have been registered.

12. Our common stock may be subject to significant restriction on resale due to federal penny stock restrictions.

         The Securities and Exchange Commission has adopted rules that regulate broker or dealer practices in connection with transactions in penny stocks. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange system). The penny stock rules require a broker or dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the Securities and Exchange Commission that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker or dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker or dealer, and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. The penny stock rules also require that prior to a transaction in a penny stock not otherwise exempt from such rules, the broker or dealer must make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.

         These disclosure requirements may have the effect of reducing the level of trading activity in any secondary market for our stock that becomes subject to the penny stock rules, and accordingly, customers in our securities may find it difficult to sell their securities, if at all.

13. The reporting requirements under the federal securities law may delay or prevent us from making certain acquisitions or entering into certain business combinations.

         Sections 13 and 15(d) of the 1934 Act require companies subject thereto to provide certain information about significant acquisitions, including certified financial statements for the company acquired, covering one, two, or three years, depending on the relative size of the acquisition. The time and additional costs that may be incurred by some target entities to prepare such statements may significantly delay or essentially preclude consummation of an otherwise desirable acquisition by the Company. Acquisition prospects that do not have or are unable to obtain the required audited statements may not be appropriate for acquisition so long as the reporting requirements of the 1934 Act are applicable.

         In addition to the audited financial statements, in the filing of the Form 8-K that we file to report an event that may cause us to cease being deemed a shell company, we will be required to include that information that is normally reported by a company in a Form 10 or Form 10-SB.

14. If we determine to enter into a business combination, this may be a highly speculative activity by us with little or no assurances of success.

         The success of any proposed plan of having a business combination with another company will depend to a great extent on the operations, financial condition and management of the identified business opportunity. While we may intend to seek business combination(s) with entities having established operating histories, there can be no assurance that we will be successful in locating candidates meeting such criteria. In the event we complete a business combination, of which there can be no assurance, the success of our operations may be dependent upon management of the successor firm or venture partner firm and numerous other factors beyond our control.

15. We will face intense competition for business opportunities and potential business combinations.

         If we seek and investigate a potential business opportunity, we are and will be an insignificant participant in the business of seeking mergers with, joint ventures with and acquisitions of small private and public entities. A large number of established and well-financed entities, including venture capital firms, are active in mergers and acquisitions of companies that may be our desirable target candidates. Nearly all such entities have significantly greater financial resources, technical expertise and managerial capabilities than we have and, consequently, we will be at a competitive disadvantage in identifying possible business opportunities and successfully completing a business combination. Moreover, we will also compete in seeking merger or acquisition candidates with numerous other small public companies.

16. We have no agreements for a business combination or other transaction and have established no standards for a business combination.

         We have no arrangement, agreement or understanding with respect to engaging in a merger with, joint venture with or acquisition of, a private or public entity. There can be no assurance that we will be successful in identifying and evaluating suitable business opportunities or in concluding a business combination. Other then a bias for a mineral resource business opportunity, management has not identified any particular industry or specific business within an industry for our evaluation. There is no assurance that we will be able to negotiate a business combination on terms favorable to us. We have not established a specific length of operating history or a specified level of earnings, assets, net worth or other criteria which it will require a target business opportunity to have achieved, and without which we would not consider a business combination in any form with such business opportunity. Accordingly, we may enter into a business combination with a business opportunity having no significant operating history, losses, limited or no potential for earnings, limited assets, negative net worth or other negative characteristics.

17. Our present management most likely will not remain after we complete a business combination.

         A business combination involving the issuance of our common stock will, in all likelihood, result in shareholders of a private company obtaining a controlling interest in us. Any such business combination may require our management to sell or transfer all or a portion of our common stock that is held by them, and/or resign as members of the Board of Directors. The resulting change in our control could result in removal of one or more present officers and directors and a corresponding reduction in or elimination of their participation in our future affairs.

18. If we do any business combination, each shareholder will most likely hold a substantially lesser percentage ownership in the Company.

         If we change our current business plan to be based upon a business combination with a private concern, in all likelihood, that would result in the Company issuing securities to shareholders of any such private company. The issuance of our previously authorized and unissued common stock would result in reduction in percentage of shares owned by our present and prospective shareholders and may result in a change in our control or in our management.

19. As a shell company, we face substantial additional adverse business and legal consequences.

         We may enter into a business combination with an entity that desires to establish a public trading market for its shares. A business opportunity may attempt to avoid what it deems to be adverse consequences of undertaking its own public offering by seeking a business combination with us. Such consequences may include, but are not limited to, time delays of the registration process, significant expenses to be incurred in such an offering, loss of voting control to public shareholders and the inability or unwillingness to comply with various federal and state laws enacted for the protection of investors.

         The final rules adopted by the Securities and Exchange Commission on June 29, 2005, amending the Form S-8 and the Form 8-K for shell companies like us, expand the definition of a shell company to be broader than a company with no or nominal operations/assets or assets consisting of cash and cash equivalents, the amendments prohibit the use of a From S-8 (a form used by a corporation to register securities issued to an employee, director, officer, consultant or advisor, under certain circumstances), and revise the Form 8-K to require a shell company to include current Form 10 or Form 10-SB information, including audited financial statements, in the filing on Form 8-K that the shell company files to report the acquisition of the business opportunity (the rules were effective August 22, 2005 except the new Form 8-K Item 5.06 to require disclosure when companies cease to be shell companies, effective as of November 7, 2005). This initial filing of the Form 8-K is within four days of the acquisition. The Form 8-K filing may be reviewed by the Securities and Exchange Commission and the prospects of certain disclosures or review or the lack of the ability to issue securities using a Form S-8 may delay the consummation of a business combination because of the target entities inability to comply with various federal and state laws enacted for the protection of investors or the unwillingness to assume the significant costs of compliance.

         The final rules adopted by the Securities and Exchange Commission on June 29, 2005 also revised the definition of "succession" to include a method of taking a private company public through a shell company, like us, that is known as a "back door" 1934 Act registration process.

         The rules are intended to protect investors by deterring fraud and abuse in the securities market through the use of shell companies.

20. Federal and state tax consequences will, in all likelihood, be a major consideration in any business combination in which we may undertake.

         Currently, such transactions may be structured so as to result in tax-free treatment to both companies, pursuant to various federal and state tax provisions. We intend to structure any business combination so as to minimize the federal and state tax consequences to both the target entity and us; however, there can be no assurance that such business combination will meet the statutory requirements of a tax-free reorganization or that the parties will obtain the intended tax-free treatment upon a transfer of stock or assets. A non-qualifying reorganization could result in the imposition of both federal and state taxes which may have an adverse effect on both parties to the transaction.

21. The requirement of audited financial statements may disqualify business opportunities.

         We believe that any potential business opportunity must provide audited financial statements for review, for the protection of all parties to the business combination. One or more attractive business opportunities may choose to forego the possibility of a business combination with us, rather than incur the expenses associated with preparing audited financial statements.

                           FORWARD-LOOKING STATEMENTS

         This prospectus contains forward-looking statements that involve risks and uncertainties, including statements regarding our capital needs, business plans and expectations. Such forward-looking statements involve risks and uncertainties such as availability of funds, operating costs, outcomes of business activities and other factors. Any statements contained herein that are not statements of historical facts may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as "may", "will", "should", "expect", "plan", "intend", "anticipate", "believe", "estimate", "predict", "potential" or "continue", the negative of such terms or other comparable terminology. Actual events or results may differ materially. In evaluating these statements, you should consider various factors, including the risks outlined in this prospectus. These factors may cause our actual results to differ materially from any forward-looking statement. While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding our business plans, our actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. We do not intend to update any of the forward-looking statements to conform these statements to actual results, except as required by applicable law, including the securities laws of the United States.

                                 USE OF PROCEEDS

         We will not receive any proceeds from the sale of the shares of common stock offered through this prospectus by the Selling Shareholders. All proceeds from the sale of the shares will be for the account of the Selling Shareholders, as described below in the sections of this prospectus entitled "Selling Shareholders" and "Plan of Distribution." We will however incur all costs associated with this registration statement and prospectus.

                         DETERMINATION OF OFFERING PRICE

         The offering price of $0.05 per share of our common stock was determined arbitrarily. There is no relationship whatsoever between the offering price and our assets, earnings, book value or any other objective criteria of value.

         Our common stock is presently not traded on any market or securities exchange. We have a pending application for listing or quotation on the OTC Bulletin Board System. If our common stock becomes publicly traded and a market for the stock develops, the actual offering price of the shares that are the subject of this prospectus will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the Selling Shareholders named in this prospectus. The offering price would thus be determined by market factors and the independent decisions of the Selling Shareholders named in this prospectus.

                                    DILUTION

         The common stock to be sold by the Selling Shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

                              SELLING SHAREHOLDERS

         The following table provides, as of June 30, 2007, information regarding the beneficial ownership of our common stock by each of the Selling Shareholders, including:

               o the number of shares owned by each Selling Shareholder prior to this offering;

               o the total number of shares that are to be offered by each Selling Shareholder;

               o the total number of shares that will be owned by each Selling Shareholder upon completion of the offering; and

               o the percentage owned by each Selling Shareholder upon completion of this offering.

         Information with respect to beneficial ownership is based upon information obtained from the Selling Shareholders. Information with respect to "Shares Beneficially Owned After the Offering" assumes the sale of all of the shares offered by this prospectus and no other purchases or sales of our common shares by the Selling Shareholders. Except as described below and to our knowledge, the named Selling Shareholder beneficially owns and has sole voting and investment power over all shares or rights to these shares. Other than the relationships described above, none of the Selling Shareholders had or have any material relationship with us. None of the Selling Shareholders is a broker-dealer or an affiliate of a broker-dealer to our knowledge.


                                                 Total number
                                                 of shares to
                                                  be offered       Total shares to
                               Shares owned      for selling        be owned upon         Percent owned upon
     Name of Selling           prior to this     shareholders     completion of this      completion of this
       Shareholder             offering (3)      account (4)       offering (2) (4)      offering (1) (2) (4)
_____________________________________________________________________________________________________________

Richard Marcus Baca               130,000          130,000                0                       0
Michael Browers                    65,000           65,000                0                       0
Julia Browers                      65,000           65,000                0                       0
Camille Brown                     162,500          162,500                0                       0
Christina Investments Inc.        162,500          162,500                0                       0
Denise E. Cordova                 260,000          260,000                0                       0
Victoria C. Fisher                 97,500           97,500                0                       0
Patrick C. Fisher                  97,500           97,500                0                       0
Debra S. Hackney                  162,500          162,500                0                       0
Mark Horey                        227,500          227,500                0                       0
Kimberly Lynn Jack                162,500          162,500                0                       0
Scott A. Jack                     162,500          162,500                0                       0
Jeffery E. Jones                   65,000           65,000                0                       0
Dennis Melilli                    162,500          162,500                0                       0
Peggy Melilli                     162,500          162,500                0                       0
Gary T. Peterson                   97,500           97,500                0                       0
Diana F. Peterson                  97,500           97,500                0                       0
Gerald W. Quealy                   97,500           97,500                0                       0
Ginger B. Quealy                   65,000           65,000                0                       0
Johann Rath                        97,500           97,500                0                       0
Deborah D. Rath                    97,500           97,500                0                       0
Cindy Lee Russo                    65,000           65,000                0                       0
John Francis Russo                 65,000           65,000                0                       0
Gerald Edward Russo               130,000          130,000                0                       0
Carrie Ryan                        65,000           65,000                0                       0
Kelly J. Ryan                      65,000           65,000                0                       0
Tammy Y. Sasaki                   162,500          162,500                0                       0
Cheryl E. Solomon                  65,000           65,000                0                       0
Christina Ann Venegas-Baca        130,000          130,000                0                       0
David W. Wiedeman                  65,000           65,000                0                       0


                                       13





     (1) Based on 12,090,000 shares of our common stock issued and outstanding as of June 30, 2007.

     (2) Beneficial ownership calculation under Rule 13d-3 of the 1934 Act, (the "Exchange Act"). Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.

     (3) Because a Selling Shareholder may offer by this prospectus all or some part of the common shares which it holds, no estimate can be given as of the date hereof as to the number of common shares that will be held by a Selling Shareholder upon the termination of the offering.



                              PLAN OF DISTRIBUTION

         The securities being offered may be sold by the Selling Shareholders or by those to whom such shares are transferred. We are not aware of any underwriting arrangements that have been entered into by the Selling Shareholders. The distribution of the securities by the Selling Shareholders may be effected in one or more transactions that may take place in the over-the-counter market, including broker's transactions, privately negotiated transactions or through sales to one or more dealers acting as principals in the resale of these securities.

         Any of the Selling Shareholders, acting alone or in concert with one another, may be considered statutory underwriters under the Securities Act of 1933, as amended, if they are directly or indirectly conducting an illegal distribution of the securities on behalf of our corporation. For instance, an illegal distribution may occur if any of the Selling Shareholders provide us with cash proceeds from their sales of the securities. If any of the Selling Shareholders are determined to be underwriters, they may be liable for securities violations in connection with any material misrepresentations or omissions made in this prospectus.

         If our Company or its management receives proceeds from the sales of the securities by the Selling Shareholders, those persons may have conducted an illegal distribution of our securities and may be deemed underwriters. Accordingly, they will have liability for any material misrepresentations or omissions in this document and otherwise in the offer and sale of securities.

         In addition, the Selling Shareholders and any brokers and dealers through whom sales of the securities are made may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, and the commissions or discounts and other compensation paid to such persons may be regarded as underwriters' compensation.

         In addition to, and without limiting each of the Selling Shareholders and any other person participating in a distribution will be affected by the applicable provisions of the 1934 Act, including, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the securities by the Selling Shareholders or any such other person.

         Under the 1934 Act, and the regulations thereunder, any person engaged in a distribution of the shares of our common stock offered by this prospectus may not simultaneously engage in market making activities with respect to our common stock during the applicable "cooling off" periods prior to the commencement of such distribution. Also, the Selling Shareholders are subject to applicable provisions which limit the timing of purchases and sales of our common stock by the Selling Shareholders.

         We have informed Selling Shareholders that, during such time as they may be engaged in a distribution of any of shares we are registering by this registration statement, they are required to comply with Regulation M. In general, Regulation M precludes any Selling Shareholder, any affiliated purchasers and any broker-dealer or any other person who participates in a distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M defines a "distribution" as an offering of securities that is distinguished from ordinary trading efforts and selling methods. Regulation M also defines a "distribution participant" as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution.

         Regulation M prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of the security, except as specifically permitted by Rule 104 of Regulation M. These stabilizing transactions may cause the price of our common stock to be more than it would otherwise be in the absence of these transactions. We have informed the Selling Shareholders that stabilizing transactions permitted by Regulation M allow bids to purchase our common stock if the stabilizing bids do not exceed a specified maximum. Regulation M specifically prohibits stabilizing that is the result of fraudulent, manipulative, or deceptive practices. Selling Shareholder and distribution participants are required to consult with their own legal counsel to ensure compliance with Regulation M.

         There can be no assurances that the Selling Shareholders will sell any or all of the securities. In order to comply with state securities laws, if applicable and if no exemption thereunder is available, the securities will be sold in jurisdictions only through registered or licensed brokers or dealers. In various states, the securities may not be sold unless these securities have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with. Under applicable rules and regulations of the 1934 Act, any person engaged in a distribution of the securities may not simultaneously engage in market-making activities in these securities for a period of one or five business days prior to the commencement of such distribution.

Timing of Sales.

         The Selling Shareholders may offer and sell the shares covered by this prospectus at various times. The Selling Shareholders will act independently of each other in making decisions with respect to the timing, manner and size of each sale.

Offering Price.

         The Selling Shareholders will sell their shares at an offering price of $0.05 per share until our shares are quoted on the OTC Bulletin Board, or listed for trading or quoted on any other public market. Thereafter, the sales price offered by the Selling Shareholders to the public may be:

          (1)  the market price prevailing at the time of sale;

          (2)  a price related to such prevailing market price; or

          (3) such other price as the Selling Shareholders determine from time to time.

         Our common stock is not currently listed on any national exchange or electronic quotation system. If our common stock becomes publicly traded, then the sales price to the public will vary according to the selling decisions of each selling shareholder and the market for our stock at the time of resale.

Manner of Sale.

         The shares may be sold by means of one or more of the following methods:

          (1) a block trade in which the broker-dealer so engaged will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

          (2) purchase by a broker-dealer as principal and resale by that broker-dealer for its account pursuant to this prospectus;

          (3) ordinary brokerage transactions in which the broker solicits purchasers;

          (4)  through options, swaps or derivative;

          (5)  privately negotiated transactions; or

          (6)  in a combination of any of the above methods.

         The Selling Shareholders may sell their shares directly to purchasers or may use brokers, dealers, underwriters or agents to sell their shares. Brokers or dealers engaged by the Selling Shareholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions, discounts or concessions from the Selling Shareholders, or, if any such broker-dealer acts as agent for the purchaser of shares, from the purchaser in amounts to be negotiated immediately prior to the sale. The compensation received by brokers or dealers may, but is not expected to, exceed that which is customary for the types of transactions involved. Broker-dealers may agree with a Selling Shareholder to sell a specified number of shares at a stipulated price per share, and, to the extent the broker-dealer is unable to do so acting as agent for a Selling Shareholder, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to the Selling Shareholder. Broker-dealers who acquire shares as principal may thereafter resell the shares from time to time in transactions, which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above, in the over-the-counter market or otherwise at prices and on terms then prevailing at the time of sale, at prices then related to the then-current market price or in negotiated transactions. In connection with resale of the shares, broker-dealers may pay to or receive from the purchasers of shares commissions as described above.

         We have request a broker-dealer to make application to the NASD to have the Company's securities traded on the OTC Bulletin Board System or published, in print and electronic media, or either, in the Pink Sheets LLC "Pink Sheets."

         If our Selling Shareholders enter into arrangements with brokers or dealers, as described above, we are obligated to file a post-effective amendment to this registration statement disclosing such arrangements, including the names of any broker dealers acting as underwriters.

         The Selling Shareholders and any broker-dealers or agents that participate with the Selling Shareholders in the sale of the shares may be deemed to be "underwriters" within the meaning of the Securities Act. In that event, any commissions received by broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

Sales Pursuant to Rule 144.

         Any shares of common stock covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act, as amended, may be sold under Rule 144 rather than pursuant to this prospectus.

State Securities Laws.

         Under the securities laws of some states, the common shares can be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the common shares can not be sold unless the shares have been registered or qualified for sale in the state or an exemption from registration or qualification is available and is complied with.

         We intend to seek qualification or advise the Selling Shareholders of the availability of an exemption from qualification for sale of the securities in those states that the securities will be offered. That qualification or exemption is necessary to resell the securities in the public market and only if the securities are qualified for sale or are exempt from qualification in the states in which the Selling Shareholders or proposed purchasers reside. If no exemptions are available, there is no assurance that the states in which we will seek qualification will approve of the security resales.

Expenses of Registration.

         We are bearing all costs relating to the registration of the common stock. These expenses are estimated to be $10,000, including, but not limited to, legal, accounting, printing and mailing fees. The Selling Shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

Reports to Security Holders.

         We are a reporting company pursuant to the requirements of the 1934 Act and we will file quarterly, annual and other reports with the Securities and Exchange Commission. Our annual report will contain the required audited financial statements. The reports and other information filed by us will be available for inspection and copying at the public reference facilities of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549.

         Copies of such material may be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. In addition, the Commission maintains a World Wide Web site on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.

                                LEGAL PROCEEDINGS

         We currently are not party to any material legal proceedings and, to our knowledge, no such proceedings are threatened or contemplated.

               DIRECTORS, OFFICERS, PROMOTERS AND CONTROL PERSONS.

         The members of the board of directors of the Company serve until the next annual meeting of the stockholders, or until their successors have been elected. The officers serve at the pleasure of the board of directors. Information as to the directors and executive officers of the Company is as follows:


            Name                             Ages         Position

            Sandra J. Andre                  52           President, Chief
                                                          Executive Officer and
                                                          Director

            Paul W. Andre                    63           Treasurer, Chief
                                                          Financial Officer and
                                                          Director

            Suzette M. Encarnacion           36           Director

         The principal occupation and business experience during the last five years for each of the present directors and executive officers of the Company are as follows:

Sandra J. Andre

         Sandra J. Andre has been a major shareholder of the Company since 1992 and has been President and a director of the Company since 1998. From 1990 to 1995, she was the Vice-President and Chief Financial Officer of Plitt Amusement Company, Inc. From 1995 to 1996, she was Chief Financial Officer of Lottery Enterprises, Inc., a manufacturer of instant lottery tickets and debit card dispending technology. From 1996 to 1998, she was the Chief Financial Officer of Young Minds., a computer software company. From 1998 to the present, she has been President of Sun-Moon-Stars, Inc., an entertainment rental business offering equipment and prop rentals for stage usage, and from 2002 to the present, Charette De Cafe, Corp, a coffee sales company that intends to establish sales carts at gasoline service stations.

Paul W. Andre

         Paul W. Andre has been a major shareholder of the Company since 1992 and has been Secretary/Treasurer and a director of the Company since 1998. From 1989 to 1996, he was President of Andre and Associates, Inc., a financial consulting group. From 1996 to the present, he has been President of Savoy Financial Group, Inc., a corporate consulting organization.

Suzette M. Encarnacion

         Suzette M. Encarnacion has been a major shareholder of the Company since 1992 and has been a director of the Company since 1998. From 1990 to 1993, she was the controller of Plitt Amusement Company, Inc. From 1994 to the present, she has been employed by Industrial Bank as a loan officer and underwriter for business and commercial loans.

         The officers and directors may be deemed parents and promoters of the Company as those terms are defined by the Securities Act of 1933, as amended. All directors hold office until the next annual stockholders' meeting or until their death, resignation, retirement, removal, disqualification, or until their successors have been elected and qualified. Officers of the Company serve at the will of the board of directors.

         There are no agreements or understandings for any officer or director of the Company to resign at the request of another person and none of the officers or directors is acting on behalf of or will act at the direction of any other person.

Section 16(a) Beneficial Ownership Reporting Compliance.

         Section 16(a) of the 1934 Act requires our directors, executive officers and holders of more than 10% of our common stock to file with the Securities and Exchange Commission reports regarding their ownership and changes in ownership of the common stock. In making these statements, we have relied upon an examination of a copy of the Form 3s provided to us and the representations of each of our directors and officers.

Term of Office.

         Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our Articles of Incorporation. Our officers are appointed by our board of directors and hold office until removed by the board.

Significant Employees.

         We have no significant employees other than the officers and directors described above. Sandra Andre, our President, Chief Executive Officer, Principal Executive Officer and director, currently spends less then approximately 1% of her time on our business. Paul Andre, our Secretary, Treasurer, Chief Financial Officer, Principal Accounting Officer and a director, currently spends approximately 10% of his time on our business. Suzette Encarnacion, a director, currently spends less then approximately 1% of her time on our business.

         We presently have an Audit Committee comprised of the members of our Board of Directors. We presently do not have a compensation committee, a nominating committee, an executive committee of our Board of Directors, stock plan committee or any other committees. However, our Board of Directors is considering establishing various committees during the current fiscal year.

Family Relationships.

            Paul Andre and Sandra Andre are husband and wife. Accordingly, each may be deemed the owner of the other's common stock. In the aggregate, Paul Andre and Sandra Andre would own 7,215,000 shares of our common stock or 60% of our issued and outstanding common stock. However, each has currently disclaimed any beneficial ownership in the common stock owned by the other.

Involvement in Certain Legal Proceedings.

         Our directors, executive officers and control persons have not been involved in any of the following events during the past five years:

          (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

          (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

          (3) being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

          (4) being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been revered, suspended, or vacated.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

         The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of December 31, 2006 and June 30, 2007 by: (i) each person (including any group) known to us to own more than 5% of any class of our voting securities, (ii) each of our directors,
(iii) each of our officers and (iv) our officers and directors as a group. Each shareholder listed possess sole voting and investment power with respect to the shares shown.

                            Name and                Amount
                           Address of                 of                 Percent
                           Beneficial             Beneficial               of
Title of Class               Owner                  Owner                 Class
________________________________________________________________________________

Common                 Paul W. Andre               4,875,000              40.3%
                       6767 W. Tropicana Ave
                       Suite 207
                       Las Vegas, NV 89103

Common                 Sandra J. Andre             2,340,000              19.4%
                       1150 S Tarnarisk Dr.
                       Anaheim Hills, CA 92807

Common                 Suzette M. Encarnacion      1,300,000              10.7%
                       608 Idaho Ave
                       #3
                       Santa Monica, CA 90403

Common                 All shareholders            8,515,000              70.4%
                       as a Group
                       (three [3] individuals)

         The total of the Company's outstanding common stock are held by 35 persons.

Security Ownership of Management.

         The following table sets forth the ownership for each class of equity securities of the Company owned beneficially and also of record by all directors and officers of the Company.

                            Name and                Amount               Percent
                           Address of                 of                   of
                           Beneficial             Beneficial              Class
Title of Class               Owner                  Owner                (1) (2)
________________________________________________________________________________

Common                 Paul W. Andre               4,875,000              40.3%
                       6767 W. Tropicana Ave
                       Suite 207
                       Las Vegas, NV 89103

Common                 Sandra J. Andre             2,340,000              19.4%
                       1150 S. Tarnarisk Dr.
                       Anaheim Hills, CA 92807

Common                 Suzette M. Encarnacion      1,300,000              10.7%
                       608 Idaho Ave #3
                       Santa Monica, CA 90403

Common                 All Officers and            8,515,000              70.4%
                       Directors as a Group
                       (three [3] individuals)

(1) Based on 12,090,000 shares of our common stock issued and outstanding as of June 30, 2007.

(2) Under Rule 13d-3 of the Exchange Act a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.

Ownership and Change in Control.

         Each of the security ownership by the beneficial owners and by management is also the owner of record for the like number of shares.

         There are currently no arrangements that would result in a change in our control.


                            DESCRIPTION OF SECURITIES

         The following description is a summary and is qualified in its entirety by the provisions of our articles of incorporation and bylaws, copies of which have been filed as exhibits or incorporated by reference to the registration statement which contains this prospectus.

Common Stock.

         We are authorized to issue 25,000,000 shares of common stock $.001 par value. As of June 30, 2007, there were 12,090,000 common shares issued and outstanding. All shares of common stock outstanding are validly issued, fully paid and non-assessable.

Voting Rights.

         Each share of common stock entitles the holder to one vote, either in person or by proxy, at meetings of shareholders. The holders are not permitted to vote their shares cumulatively. Accordingly, the holders of common stock holding, in the aggregate, more than fifty percent of the total voting rights can elect all of our directors and, in such event, the holders of the remaining minority shares will not be able to elect any of such directors. The vote of the holders of a majority of the issued and outstanding shares of common stock entitled to vote thereon is sufficient to authorize, affirm, ratify or consent to such act or action, except as otherwise provided by law.

Dividend Policy.

         All shares of common stock are entitled to participate proportionally in dividends if our board of directors declares them out of the funds legally available and subordinate to the rights, if any, of the holders of outstanding shares of preferred stock. These dividends may be paid in cash, property or additional shares of common stock. We have not paid any dividends since our inception and presently anticipate that all earnings, if any, will be retained for development of our business. Any future dividends will be at the discretion of our board of directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, and other factors. Therefore, there can be no assurance that any dividends on the common stock will be paid in the future.

Miscellaneous Rights and Provisions.

         Holders of common stock have no preemptive or other subscription rights, conversion rights, redemption or sinking fund provisions. In the event of our dissolution, whether voluntary or involuntary, each share of common stock is entitled to share proportionally in any assets available for distribution to holders of our equity after satisfaction of all liabilities and payment of the applicable liquidation preference of any outstanding shares of preferred stock.

Shares Eligible for Future Sale.

         The 3,510,000 shares of common stock sold in this offering may be freely tradable without restrictions under the Securities Act of 1933, except for any shares held by our "affiliates," which will be restricted by the resale limitations of Rule 144 under the Securities Act of 1933.

         In general, under Rule 144 as currently in effect, any of our affiliates and any person or persons whose sales are aggregated who has beneficially owned his or her restricted shares for at least one year, may be entitled to sell in the open market within any three-month period a number of shares of common stock that does not exceed the greater of (i) 1% of the then outstanding shares of our common stock, or (ii) the average weekly trading volume in the common stock during the four calendar weeks preceding such sale. Sales under Rule 144 are also affected by limitations on manner of sale, notice requirements, and availability of current public information about us. Non-affiliates who have held their restricted shares for one year may be entitled to sell their shares under Rule 144 without regard to any of the above limitations, provided they have not been affiliates for the three months preceding such sale.

         In summary, Rule 144, as in full force and effect as of today, applies to affiliates (that is, control persons) and nonaffiliates when they resell restricted securities (those purchased from the issuer or an affiliate of the issuer in nonpublic transactions). Nonaffiliates reselling restricted securities, as well as affiliates selling restricted or nonrestricted securities, are not considered to be engaged in a distribution and, therefore, are not deemed to be underwriters as defined in Section 2(11), if six conditions are met:

          (1) Current public information must be available about the issuer unless sales are limited to those made by nonaffiliates after two years.

          (2) When restricted securities are sold, generally there must be a one-year holding period.

          (3) When either restricted or nonrestricted securities are sold by an affiliate after one year, there are limitations on the amount of securities that may be sold; when restricted securities are sold by non-affiliates between the first and second years, there are identical limitations; after two years, there are no volume limitations for resales by non-affiliates.

          (4) Except for sales of restricted securities made by nonaffiliates after two years, all sales must be made in brokers' transactions are defined in Section 4(4) of the 1933 Act, or a transaction directly with a "market maker" as that term is defined in Section 3(a)(38) of the 1934 Act.

          (5) Except for sales of restricted securities made by non-affiliates after two years, a notice of proposed sale must be filed for all sales in excess of 500 shares or with an aggregate sales price in excess of $10,000.

          (6) There must be a bona fide intention to sell within a reasonable time after the filing of the notice referred to in (5) above.

         The availability for sale of substantial amounts of common stock under Rule 144 could adversely affect prevailing market prices for our securities.

Warrants.

         As of the date of this prospectus, there are no outstanding warrants to purchase our securities. We may, however, issue warrants to purchase our securities in the future.

Options.

         As of the date of this prospectus, there are no options to purchase our securities outstanding. We may, however, in the future grant such options and/or establish an incentive stock option plan for our directors, employees and consultants.

Convertible Securities.

         As of the date of this prospectus, we have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock. We may, however, issue such convertible or exchangeable securities in the future.

                                  LEGAL MATTERS

         Ronald J. Stauber of Ronald J. Stauber, Inc., a Law Corporation, has provided an opinion on the validity of the shares of our common stock that are the subject of this prospectus.

                     INTERESTS OF NAMED EXPERTS AND COUNSEL

         No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant, nor was any such person connected with the registrant as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

         The financial statements included in this prospectus and registration statement have been audited by Kyle A. Tingle, an independent public accounting firm, to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement.

              DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

         Insofar as indemnification for liabilities arising under the Securities Acts may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by our directors, officers or controlling persons in the successful defense of any action, suit or proceedings, is asserted by such director, officer, or controlling person in connection with any securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Acts and will be governed by the final adjudication of such issues.

                       ORGANIZATION WITHIN LAST FIVE YEARS

         Except for cash advances for our benefit of $57,527 during the period from inception to June 30, 2007, by Paul Andre and the oral executory agreement to provide added financing, our Company has not entered into any transaction during the last five years, or proposed transactions, to which the Company was or is to be a party, in which any of the officers or directors or shareholders had or is to have a direct or indirect material interest.

                             DESCRIPTION OF BUSINESS

         The discussion contained in this prospectus contains "forward-looking statements" that involve risk and uncertainties. These statements may be identified by the use of terminology such as "believes," "expects," "may," "will," "should" or anticipates" or expressing this terminology negatively or similar expressions or by discussions of strategy. The cautionary statements made in this prospectus should be read as being applicable to all related forward-looking statements wherever they appear in this prospectus. Our actual results could differ materially from those discussed in this prospectus.

         Important factors that could cause or contribute to such differences include those discussed under the caption entitled "Risk Factors," as well as those discussed elsewhere in this registration statement.

Current Business and Planned Services.

         Our plan of operations for the next twelve months is to complete the following objectives within the time periods specified:

     1. Our first milestone is to register our shares for resale by existing shareholders under this prospectus and then obtain a trading symbol to trade our shares in the OTC Bulletin Board System. A broker-dealer has applied to the NASD for a trading symbol to begin trading our shares on the OTC Bulletin Board. This is expected to be completed within ninety (90) days from date of this prospectus. The remaining costs are expected to be less than $2,000 to complete this milestone. The nature of these costs are legal and duplicating of document costs.

     2. We plan to investigate and attempt to attract possible projects, merger or business acquisition candidates through the issuance of additional shares of our common stock. The acquisition of an interest in any mineral properties require an extensive review, as does the investigation of any other merger or acquisition candidate. We are unable at this time, to determine with any degree of accuracy the amount of time that it would take for us to locate a suitable acquisition or merger candidate and to complete such a transaction.

         In order to obtain further financing, we believe that debt financing will not be an alternative for funding as we do not have tangible assets to secure any debt financing. We anticipate that additional funding will be in the form of equity financing from the sale of our common stock. However, we do not have any financing arranged and we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock to fund our plan of operation program beyond the next twelve months. In the absence of such financing, we will not be able to continue and our business plan will fail.

Acquisition of Opportunities.

         In implementing any structure for a business combination, we may become a party to a merger, consolidation, reorganization, joint venture, or licensing agreement with another corporation or entity. We may also acquire stock or assets of an existing business. On the consummation of a transaction, it is probable that our present management and shareholders will no longer be in control. In addition, our directors may, as part of the terms of the acquisition transaction, resign and be replaced by new directors without a vote of our shareholders or may sell their stock in us.

         It is anticipated that any securities issued in any such reorganization would be issued in reliance upon exemptions from registration under applicable federal and state securities laws. It is also anticipated that the purpose of the transaction would be a method of taking a private company public through a shell company that is known as a "back door" 1934 Act registration procedure. The current rules and amendments adopted by the Securities and Exchange Commission are to assure that investors in shell companies like us that acquire operations or assets have access on a timely basis to the same kind of information as is available to investors in public companies with continuing operations.

         While the actual terms of a transaction to which we may be a party cannot be predicted, it may be expected that the parties to the business transaction will find it desirable to avoid the creation of a taxable event and thereby structure the acquisition in a so-called "tax-free" reorganization under Sections 368(a)(1) or 351 of the Internal Revenue Code (the "Code").

         We will participate in a business opportunity only after the negotiation and execution of appropriate written agreements. Although the terms of such agreements cannot be predicted, generally such agreements will require some specific representations and warranties by all of the parties thereto, will specify certain events of default, will detail the terms of closing and the conditions which must be satisfied by each of the parties prior to and after such closing, will outline the manner of bearing costs, including costs associated with the company's attorneys and accountants, will set forth remedies on default and will include miscellaneous other terms.

         Our present intent is that we will not acquire or merge with any entity which cannot provide independent audited financial statements within the required period of time and supply other information that is normally disclosed in filings with the Securities and Exchange Commission. We are subject to all of the reporting requirements included in the 1934 Act. Included in these requirements is the affirmative duty of the company to file independent audited financial statements as part of its Form 8-K to be filed with the Securities and Exchange Commission upon consummation of a merger or acquisition, as well as the Company's audited financial statements included in its annual report on Form 10-KSB. In addition, in the filing of the Form 8-K that we file to report an event that causes us to cease being a shell company, we will be required to include that information that is normally reported by a company in its original Form 10 or Form 10-SB. The rules are designed to assure that investors in shell companies that acquire operations or assets have access on a timely basis to the same kind of information as is available to investors in public companies with continuing

         We may seek a business opportunity with entities that have recently commenced operations, or that wish to utilize the public marketplace in order to raise additional capital in order to expand into new products or markets, to develop a new product or service, or for other corporate purposes.

         We anticipate that the selection of a business opportunity in which to participate will be complex and extremely risky. Due to general economic conditions, rapid technological advances being made in some industries and shortages of available capital, we believe that there are numerous firms seeking the benefits of an issuer who has complied with the 1934 Act. Such benefits may include facilitating or improving the terms on which additional equity financing may be sought, providing liquidity for incentive stock options or similar benefits to key employees, providing liquidity (subject to restrictions of applicable statutes), for all shareholders.

Competitive Business Conditions.

         We will remain an insignificant participate among the firms which engage in the acquisition of mineral rights and in acquisition of business opportunities, or either. There are many established venture capital and financial concerns which have a significantly greater and personal resources and technical expertise then us. In view of our combined extreme limited financial resources and limited management availability, we will continue to be at a significant competitive disadvantage then other potential competitors.

Intellectual Property.

         We do not have any trademarks, patents, licenses, royalty agreements, or other proprietary interest.

Research and Development.

         We have not expended any monies during each of the last two fiscal years on research and development activities applicable to our web sites.

Environmental Law Compliance.

         We do not anticipate any environmental compliance expense.

Reports to Security Holders.

         We are a reporting company under the requirements of the 1934 Act, and will file quarterly, annual and other reports with the Securities and Exchange Commission. Our annual report will contain the required audited financial statements. The reports and other information filed by us will be available for inspection and copying at the public reference facilities of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549.

         Copies of such material may be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. In addition, the Commission maintains a world wide web site on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.

                                PLAN OF OPERATION

         We were organized under the laws of the state of Nevada on December 21, 1992 to engage in any lawful corporate activity. We were not a blank check issuer when we originally sold and issued its shares. Although we raised our initials monies under a pre incorporation concept to engage in the acquisition of oil and natural gas leases in East Texas, except for the raising of funds and attempting to acquire property rights, we never completed the acquisition of a lease or an option to acquire a lease. Other then issuing shares to our original shareholders and attempting to acquire mineral rights, we never commenced any operational activities.

         Thereafter, and at all times relevant, we could be defined as a "shell" company with our sole purpose to locate and consummate a merger or acquisition with a private entity. Further, we disclosed in our Securities and Exchange Commission's ("Commission") filings that we may fit the definition of a "blank check" company as that term is defined in Rule 419. However, although we had adopted the definition, Rule 419 is not applicable to our original offering by a start up company if we had a specific business plan (nor is it applicable to a blank check offering of stock that is not a penny stock). Further, Rule 419 is applicable only to companies that file a registration statement. All of the shares of stock sold and issued by us were issued pursuant to an exemption from the registration requirements; i.e., no registration statement was filed.

Management Discussion and Analysis of Plan of Operation.

         The discussion contained herein contains "forward-looking statements" that involve risk and uncertainties. These statements may be identified by the use of terminology such as "believes," "expects," "may," "should" or anticipates" or expressing this terminology negatively or similar expressions or by discussions of strategy. The cautionary statements made in this prospectus should be read as being applicable to all related forward-looking statements wherever they appear in this prospectus. Our actual results could differ materially from those discussed in this Form 10KSB.

         Important factors that could cause or contribute to such differences include those discussed under the caption entitled "Risk Factors," as well as those discussed elsewhere in this Prospectus.

Plan Implementation.

         We are a development stage company with limited operations and no revenues. We are unable to satisfy cash requirements without management's financial support.

         We anticipate that we will meet our cash requirements for the foreseeable future through the financial support of our management. Management's financial accommodations will be evidenced by non-interest bearing promissory notes between management and the Company.

         Paul Andre has agreed to fund our future expenses of having us comply with the federal securities laws (and being a public company). In addition, although we have a commitment from the officers and directors to provide federal securities law compliance funding, we may need to determine whether or not we will continue to file periodic reports since our obligation to file the reports is not required under the 1934 Act. We do not meet the minimum criteria for registration and we are exempt from registration, nonetheless, we have voluntarily registered our securities. It is our present intent to comply with all of the reporting requirements under the 1934 Act.

Financial Condition.

         Our auditor's going concern opinion and the notation in the financial statements indicate that we do not have significant cash or other material assets and that we are relying on advances from stockholders, officers and directors to meet limited operating expenses. We do not have sufficient cash or other material assets or do we have sufficient operations or an established source of revenue to cover our operational costs that would allow us to continue as a going concern. We are insolvent in that we are unable to pay our debts in the ordinary course of business as they become due. We do not have income to pay our debts in the ordinary course of business as they become due. Our financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts and classification of liabilities that might result should we be unable to continue as a going concern. We have a loss from inception through June 30, 2007 of $57,527.

Future Financings.

         We anticipate continuing to rely on equity sales of our common shares in order to continue to fund our business operations. Issuances of additional shares will result in dilution to our existing shareholders. There is no assurance that we will achieve any additional sales of our equity securities or arrange for debt or other financing to fund our planned exploration activities.

Off-Balance Sheet Arrangements.

         We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to stockholders.

                             DESCRIPTION OF PROPERTY

         Our executive offices are located at 6767 West Tropicana Avenue, Suite 207, Las Vegas, Nevada 89103-4754 where we occupy space supplied by our registered agent. The space is approximately 200 square feet total, of which we occupy a small portion without charge. We feel that this space is adequate for our needs at this time, and we feel that we will be able to locate adequate space in the future, if needed, on commercially reasonable terms.

         Although our principal executive offices are located in Las Vegas, Nevada, the officers and directors do not intend to conduct any business at said offices.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Except as set forth herein, there have been no related party transactions, or any other transactions or relationships required to be disclosed pursuant to Item 404 of Regulation S-B.

         Other than (i) the sale and issuance of our common stock, and (ii) the loan by Paul Andre of $57,527; and (iii) the executory agreement to provide added financing, we have not entered into any transactions with our officers, directors, persons nominated for such positions, beneficial owners of five (5%) percent or more of our common stock, or family members of such persons. We are not a subsidiary of any other company.

         Our current officers and directors (Paul Andre, Sandra Andre and Suzette Encarnacion) may be deemed to be promoters, as that term is defined in the federal securities laws.

         Any transactions between the Company and its officers, directors or five percent shareholders, nd their respective affiliates, will be on terms no less favorable than those terms which could be obtained from unaffiliated third parties and said transactions will be approved by a majority of the independent and disinterested directors.

         Except as described above, none of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

          (1)  any of our directors or officers;

          (2)  any person proposed as a nominee for election as a Director;

          (3) any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock; or

          (4) any members of the immediate family (including spouse, parents, children, siblings and in-laws) of any of the above persons.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

Market Price.

         Our common stock is not quoted at the present time.

         There is no trading market for our common stock at present and there has been no trading market to date. There is no assurance that a trading market will ever develop or, if such a market does develop, that it will continue. We have request a broker-dealer to make application to the NASD to have the Company's securities traded on the OTC Bulletin Board System or published, in print and electronic media, or either, in the Pink Sheets LLC "Pink Sheets."

         The Securities and Exchange Commission adopted Rule 15g-9, which established the definition of a "penny stock," for purposes relevant to the Company, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require: (i) that a broker or dealer approve a person's account for transactions in penny stocks; and (ii) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person's account for transactions in penny stocks, the broker or dealer must (i) obtain financial information and investment experience and objectives of the person; and (ii) make a reasonable determination that the transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form, (i) sets forth the basis on which the broker or dealer made the suitability determination; and (ii) that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Disclosure also has to be made about the risks of investing in penny stock in both public offering and in secondary trading, and about commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

         For the initial listing in the NASDAQ SmallCap market, a company must have net tangible assets of $4 million or market capitalization of $50 million or a net income (in the latest fiscal year or two of the last fiscal years) of $750,000, a public float of 1,000,000 shares with a market value of $5 million. The minimum bid price must be $4.00 and there must be 3 market makers. In addition, there must be 300 shareholders holding 100 shares or more, and the company must have an operating history of at least one year or a market capitalization of $50 million.

         For continued listing in the NASDAQ SmallCap market, a company must have net tangible assets of $2 million or market capitalization of $35 million or a net income (in the latest fiscal year or two of the last fiscal years) of $500,000, a public float of 500,000 shares with a market value of $1 million. The minimum bid price must be $1.00 and there must be 2 market makers. In addition, there must be 300 shareholders holding 100 shares or more.

Shareholders.

         As of June 30, 2007, there were 35 holders of record of our common stock.

Dividends.

         We have not declared any cash dividends on our common stock since our inception and do not anticipate paying such dividends in the foreseeable future. We plan to retain any future earnings for use in our business. Any decisions as to future payment of dividends will depend on our earnings and financial position and such other factors, as the board of directors deems relevant.

Rule 144 Shares.

         In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

          (1) 1% of the number of shares of the company's common stock then outstanding which, in our case, will equal approximately 120,900 shares as of the date of this prospectus; or

          (2) the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

         Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

         Under Rule 144(k) a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

         As of the date of this prospectus, the officers and directors own shares that may be eligible for Rule 144 sales. Any of these affiliates may be required to complete any sales pursuant to Rule 144 in accordance with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

Options, Warrants and Other Convertible Securities.

         We do not have any common stock subject to outstanding options or warrants and there are no securities outstanding that are convertible into shares of our common stock.

Dividends.

         We have not declared any cash dividends on our common stock since our inception and do not anticipate paying such dividends in the foreseeable future. We plan to retain any future earnings for use in our business. Any decisions as to future payment of dividends will depend on our earnings and financial position and such other factors, as the board of directors deems relevant.

                             EXECUTIVE COMPENSATION

Summary Compensation Table.

         The table below summarizes all compensation awarded to, earned by, or paid to our executive officers by any person for all services rendered in all capacities to us from the date of our inception, until December 31, 2006 and as of the date hereof.


                                    ANNUAL COMPENSATION            LONG TERM COMPENSATION
                                  ________________________   ___________________________________

                                                   Other
                                                   Annual                  Securities
                                                   Compen-   Restricted    Underlying     LTIP      All Other
Name and                          Salary   Bonus   sation      Stock      Options/SARS   payouts   Compensation
Principal Position       Period    ($)      ($)      ($)       Awards         (#)          ($)         ($)


Paul Andre                Nil      Nil      Nil      Nil        Nil           Nil

Sandra J. Andre           Nil      Nil      Nil      Nil        Nil           Nil

Suzette M. Encarnacion    Nil      Nil      Nil      Nil        Nil           Nil


Employment Agreements.

         Currently, we do not have any employment or consultant agreements.

Compensation of Directors.

         We do not pay our directors any fees or other compensation for acting as directors. We have not paid any fees or other compensation to any of our directors for acting as directors to date.

Stock Option Grants.

         We have not granted any stock options to any of our directors and officers since inception.

Exercises of Stock Options and Year-End Option Values.

         None of our directors or officers have exercised any stock options since inception.

Outstanding Stock Options.

         None of our directors or officers hold any options to purchase any shares of our common stock.

                              FINANCIAL STATEMENTS

         The following consolidated financial statements of Sierra Resource Group, Inc. listed below are included with this prospectus. These financial statements have been prepared on the basis of accounting principles generally accepted in the United States and are expressed in U.S. dollars.

         Audited financial statements from the period from inception to December 31, 2006, including:

               1.   Report of independent Registered Public Accounting Firm
               2.   Balance Sheet
               3.   Statements of Operations
               4.   Statements of Stockholders' Deficit
               5.   Statements of Cash Flows
               6.   Notes to the Financial Statements

          Unaudited financial Statements as of June 30, 2007, including:

               1.   Balance Sheets
               2.   Statement of Operations
               3.   Statements of Stockholders' Deficit
               4.   Statements of Cash Flows
               5.   Notes to Financial Statements

         We had no changes in or disagreements with accountants on accounting and financial disclosures.

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors
Sierra Resource Group, Inc.
Las Vegas, Nevada


We have audited the accompanying balance sheets of Sierra Resource Group, Inc. (A Development Stage Enterprise) as of December 31, 2006 and 2005 and the related statements of operations, stockholders' deficit, and cash flows for the years then ended and the period December 21, 1992 (inception) through December 31, 2006. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Sierra Resource Group, Inc. (A Development Stage Enterprise) as of December 31, 2006 and 2005 and the results of its operations and cash flows for the years then ended and the period December 21, 1992 (inception) through December 31, 2006, in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has limited operations and has no established source of revenue. This raises substantial doubt about its ability to continue as a going concern. Management's plan in regard to these matters is also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.




Kyle L. Tingle, CPA, LLC


January 26, 2007
Las Vegas, Nevada



                           SIERRA RESOURCE GROUP, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                                 BALANCE SHEETS


                                                        December 31,     December 31,
                                                                2006             2005
                                                        ____________     ____________

                                     ASSETS

CURRENT ASSETS                                            $      0         $      0
                                                          ________         ________

            Total current assets                          $      0         $      0
                                                          ________         ________

                   Total assets                           $      0         $      0
                                                          ========         ========

                     LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
     Accounts payable                                     $    456         $      0
     Officers advances                                      54,827           50,896
                                                          ________         ________

            Total current liabilities                     $ 55,283         $ 50,896
                                                          ________         ________

STOCKHOLDERS' DEFICIT
     Common stock: $0.001 par value;
        authorized 25,000,000 shares;
        issued and outstanding:  12,090,000
        shares at December 31, 2006 and 2005              $ 12,090           12,090
     Additional paid in capital                            (10,230)         (10,230)
     Accumulated deficit during development stage          (57,143)         (52,756)
                                                          ________         ________

            Total stockholders' deficit                   $(55,283)        $(50,896)
                                                          ________         ________
                   Total liabilities and
                   stockholders' deficit                  $      0         $      0
                                                          ========         ========


                See Accompanying Notes to Financial Statements.




                           SIERRA RESOURCE GROUP, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                              STATEMENTS OF INCOME

                                                                          Dec. 21, 1992
                                              Years Ended                (inception) to
                                     December 31,      December 31,        December 31,
                                             2006              2005                2006
                                     ____________      ____________      ______________

Revenues                              $        0        $        0         $        0

Cost of revenue                                0                 0                  0
                                      __________        __________         __________

           Gross profit               $        0        $        0         $        0
General, selling and
   administrative expenses                 4,387             8,415             57,143
                                      __________        __________         __________
           Operating loss             $   (4,387)       $   (8,415)        $  (57,143)

Nonoperating income (expense)                  0                 0                  0
                                      __________        __________         __________

   Net loss                           $   (4,387)       $   (8,415)        $  (57,143)
                                      ==========        ==========         ==========
   Net loss per share, basic
   and diluted                        $    (0.00)       $    (0.00)        $    (0.03)
                                      ==========        ==========         ==========

   Average number of shares
   of common stock outstanding        12,090,000        12,090,000         12,090,000
                                      ==========        ==========         ==========


                 See Accompanying Notes to Financial Statements.



                           SIERRA RESOURCE GROUP, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                       STATEMENTS OF STOCKHOLDERS' DEFICIT

                                                                                      Accumulated
                                                                                        Deficit
                                            Common Stock             Additional         During
                                       _______________________        Paid In         Development
                                        Shares         Amount         Capital            Stage          Total
                                       _________       _______       __________       ___________      ________

December 21, 1992, issue
  common stock                         12,090,000       $12,090        $(10,230)        $      0        $  1,860
Net loss, December 31, 1992                                                               (1,860)         (1,860)
                                       __________       _______        ________         ________        ________

Balance, December 31, 1992             12,090,000       $12,090        $(10,230)        $      0        $      0
Net loss, December 31, 1993                                                                    0               0
                                       _________       _______         ________         ________        ________

Balance, December 31, 1993             12,090,000       $12,090        $(10,230)        $ (1,860)       $      0
Net loss, December 31, 1994                                                                    0               0
                                       _________       _______         ________         ________        ________

Balance, December 31, 1994             12,090,000       $12,090        $(10,230)        $ (1,860)       $      0

Net loss, December 31, 1995                                                                    0               0
                                       _________       _______         ________         ________        ________

Balance, December 31, 1995             12,090,000       $12,090        $(10,230)        $ (1,860)       $      0

Net loss, December 31, 1996                                                                    0               0
                                       _________       _______         ________         ________        ________

Balance, December 31, 1996             12,090,000       $12,090        $(10,230)        $ (1,860)       $      0

Net loss, December 31, 1997                                                                    0               0
                                       _________       _______         ________         ________        ________

Balance December 31, 1997              12,090,000       $12,090        $(10,230)        $ (1,860)       $      0

December 18, 1998, changed from
no par value to $0.001                                   (1,858)         1,858

December 18, 1998, forward stock
1000:1                                                    1,858         (1,858)

Net loss, December 31, 1998                                                                 (450)           (450)
                                       _________       _______         ________         ________        ________

Balance, December 31, 1998             12,090,000       $12,090        $(10,230)        $ (2,320)       $   (450)

Net loss, December 31, 1999                                                              (22,668)        (22,668)
                                       _________       _______         ________         ________        ________

Balance, December 31, 1999             12,090,000       $12,090        $(10,230)        $(24,978)       $(23,118)

Net loss, December 31, 2000                                                               (8,394)         (8,394)
                                       _________       _______         ________         ________        ________

Balance, December 31, 2000             12,090,000       $12,090        $(10,230)        $(33,372)       $(31,512)

Net loss, December 31, 2001                                                               (4,888)         (4,888)
                                       _________       _______         ________         ________        ________

Balance, December 31, 2001             12,090,000       $12,090        $(10,230)        $(38,260)       $(36,400)

Net loss, December 31, 2002                                                               (3,156)         (3,156)
                                       _________       _______         ________         ________        ________

Balance, December 31, 2002             12,090,000       $12,090        $(10,230)        $(41,416)       $(39,556)

Net loss, December 31, 2003                                                                  (85)            (85)
                                       _________       _______         ________         ________        ________

Balance, December 31, 2003             12,090,000       $12,090        $(10,230)        $(41,501)       $(39,641)

Net loss, December 31, 2004                                                               (2,840)         (2,840)
                                       _________       _______         ________         ________        ________

Balance, December 31, 2004             12,090,000       $12,090        $(10,230)        $(44,341)       $(42,481)
Net loss, December 31, 2005                                                               (8,415)         (8,415)
                                       _________       _______         ________         ________        ________

Balance, December 31, 2005             12,090,000       $12,090        $(10,230)        $(52,756)       $(50,896)
July 14, 2006, forward stock
  dividend: 5.5:1
Net loss, December 31, 2006                                                              ( 4,387)        ( 4,387)
                                       _________       _______         ________         ________        ________
Balance, December 31, 2006             12,090,000       $12,090        $(10,230)         $(57,143)      $(55,283)
                                       =========       ========        ========         ========        ========


                 See Accompanying Notes to Financial Statements.



                           SIERRA RESOURCE GROUP, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF CASH FLOWS


                                                                          Dec. 21, 1992
                                              Years Ended                (inception) to
                                     December 31,      December 31,        December 31,
                                             2006              2005                2006
                                     ____________      ____________      ______________

Cash Flows From
Operating Activities
    Net loss                          $   (4,387)       $   (8,415)        $  (57,143)
    Adjustments to reconcile net loss
    to cash used in operating
    activities:
    Changes in assets and liabilities
    Increase (decrease) in accounts
    payable                                  456                 0                456
                                      __________        __________         __________

         Net cash used in
            operating activities      $   (3,931)       $   (8,415)        $  (56,687)
                                      __________        __________         __________

Cash Flows From
Investing Activities                  $        0        $        0         $        0
                                      __________        __________         __________

Cash Flows From
Financing Activities
    Issuance of common stock                   0                 0              1,860
    Increase in officer advances           3,931             8,415             54,827
                                      __________        __________         __________

         Net cash provided by
            financing activities      $    3,931        $    8,415         $   56,687
                                      __________        __________         __________

         Net increase (decrease)
            in cash                   $        0        $        0         $        0

Cash, beginning of period                      0                 0         $        0
                                      __________        __________         __________

Cash, end of period                   $        0        $        0         $        0
                                      ==========        ==========         ==========

SUPPLEMENTAL INFORMATION

Interest paid                         $        0        $        0         $        0
                                      ==========        ==========         ==========
Income taxes paid                     $        0        $        0         $        0
                                      ==========        ==========         ==========


                 See Accompanying Notes to Financial Statements.


                           SIERRA RESOURCE GROUP, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                          NOTES TO FINANCIAL STATEMENTS


NOTE 1.  NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

NATURE OF BUSINESS:

Sierra Resource Group, Inc. ("Company") was organized December 21, 1992 under the laws of the State of Nevada. The Company currently has no operations and, in accordance with Statement of Financial Accounting Standard (SFAS) No. 7, "ACCOUNTING AND REPORTING BY DEVELOPMENT STAGE ENTERPRISES," is considered a Development Stage Enterprise.

A SUMMARY OF THE COMPANY'S SIGNIFICANT ACCOUNTING POLICIES IS AS FOLLOWS:

ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CASH

For the Statements of Cash Flows, all highly liquid investments with maturity of three months or less are considered to be cash equivalents. There were no cash equivalents as of December 31, 2006 and 2005.

INCOME TAXES

Income taxes are provided for using the liability method of accounting in accordance with SFAS No. 109 "ACCOUNTING FOR INCOME TAXES." A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax basis. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effect of changes in tax laws and rates on the date of enactment.

GOING CONCERN

The Company's financial statements are prepared in accordance with generally accepted accounting principles applicable to a going concern. This contemplates the realization of assets and the liquidation of liabilities in the normal course of business. Currently, the Company does have cash, but not material assets, nor does it have operations or a source of revenue sufficient to cover its operation costs and allow it to continue as a going concern. The Company will be dependent upon the raising of additional capital through placement of our common stock in order to implement its business plan, or merge with an operating company. There can be no assurance that the Company will be successful in either situation in order to continue as a going concern. The officers and directors have committed to advancing certain operating costs of the Company.

                           SIERRA RESOURCE GROUP, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                          NOTES TO FINANCIAL STATEMENTS


NOTE 1.  NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

RECENT ACCOUNTING PRONOUNCEMENTS

In December 2004, the Financial Accounting Standards Board ("FASB") issued SFAS No. 123R "SHARE BASED PAYMENT." This statement is a revision to SFAS 123 and supersedes Accounting Principles Board (APB) Opinion No. 25, "ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES," and amends FASB Statement No. 95, "STATEMENT OF CASH FLOWS." This statement requires a public entity to expense the cost of employee services received in exchange for an award of equity instruments. This statement also provides guidance on valuing and expensing these awards, as well as disclosure requirements of these equity arrangements. This statement is effective for the first interim reporting period that begins after June 15, 2005.

         SFAS 123R permits public companies to choose between the following two adoption methods:

         1. A "modified prospective" method in which compensation cost is recognized beginning with the effective date (a) based on the requirements of SFAS 123R for all share-based payments granted after the effective date and (b) based on the requirements of Statement 123 for all awards granted to employees prior to the effective date of SFAS 123R that remain unvested on the effective date, or

         2. A "modified retrospective" method which includes the requirements of the modified prospective method described above, but also permits entities to restate based on the amounts previously recognized under SFAS 123 for purposes of pro forma disclosures either (a) all prior periods presented or (b) prior interim periods of the year of adoption.

As we do not currently have share based payments, we expect no impact to the financial statements due to the adoption of SFAS 123R.


In February 2006, the Financial Accounting Standards Board ("FASB") issued SFAS No. 155, "Accounting for Certain Hybrid Financial Instruments--an Amendment of FASB Statements No. 133 and 140" ("SFAS No. 155"). SFAS No. 155 allows financial instruments that contain an embedded derivative and that otherwise would require bifurcation to be accounted for as a whole on a fair value basis, at the holders' election. SFAS No. 155 also clarifies and amends certain other provisions of SFAS No. 133 and SFAS No. 140. This statement is effective for all financial instruments acquired or issued in fiscal years beginning after September 15, 2006. We do not expect that the adoption of SFAS No. 155 will have a material impact on our financial condition or results of operations.

In March 2006, the FASB issued SFAS No. 156, "Accounting for Servicing of Financial Assets--an Amendment of FASB Statement No. 140" ("SFAS No. 156"). SFAS No. 156 provides guidance on the accounting for servicing assets and liabilities when an entity undertakes an obligation to service a financial asset by entering into a servicing contract. This statement is effective for all transactions in fiscal years beginning after September 15, 2006. We do not expect that the adoption of SFAS No. 156 will have a material impact on our financial condition or results of operations.

                           SIERRA RESOURCE GROUP, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                          NOTES TO FINANCIAL STATEMENTS

NOTE 1.  NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

In June 2006, the Emerging Issues Task Force ("EITF") reached a consensus on EITF Issue No. 06-3, "How Taxes Collected from Customers and Remitted to Governmental Authorities Should Be Presented in the Income Statement (That Is, Gross versus Net Presentation)" ("EITF 06-3"). EITF 06-3 provides that the presentation of taxes assessed by a governmental authority that is directly imposed on a revenue-producing transaction between a seller and a customer on either a gross basis (included in revenues and costs) or on a net basis
(excluded from revenues) is an accounting policy decision that should be disclosed. The provisions of EITF 06-3 will be effective for us as of January 1, 2007. We do not expect that the adoption of EITF 06-3 will have a material impact on our consolidated financial statements.

In July 2006, the FASB issued FIN 48, "Accounting for Uncertainty in Income Taxes--an interpretation of FASB Statement No. 109" ("FIN 48"). FIN 48 clarifies the recognition threshold and measurement of a tax position taken on a tax return. FIN 48 is effective for fiscal years beginning after December 15, 2006. FIN 48 also requires expanded disclosure with respect to the uncertainty in income taxes. We are currently evaluating the requirements of FIN 48 and the impact this interpretation may have on our financial statements.

In September 2006, the SEC Staff issued SEC Staff Accounting Bulletin 107, "Implementation Guidance for FASB 123 (R)." The staff believes the guidance in the SAB will assist issuers in their initial implementation of Statement 123R and enhance the information received by investors and other users of financial statements, thereby assisting them in making investment and other decisions. This SAB includes interpretive guidance related to share-based payment transactions with non-employees, the transition from nonpublic to public entity status, valuation methods (including assumptions such as expected volatility and expected term), the accounting for certain redeemable financials instruments issued under share-based payment arrangements, the classification of compensation expense, non-GAAP financial measures, first-time adoption of Statement 123R in an interim period, capitalization of compensation cost related to share-based payment arrangements, the accounting for income tax effects of share-based payment arrangements upon adoption of Statement 123R and disclosures of MD&A subsequent to adoption of Statement 123R.

In September 2006, the SEC Staff issued SEC Staff Accounting Bulletin 107, "Implementation Guidance for FASB 123 (R)." The staff believes the guidance in the SAB will assist issuers in their initial implementation of Statement 123R and enhance the information received by investors and other users of financial statements, thereby assisting them in making investment and other decisions. This SAB includes interpretive guidance related to share-based payment transactions with non-employees, the transition from nonpublic to public entity status, valuation methods (including assumptions such as expected volatility and expected term), the accounting for certain redeemable financials instruments issued under share-based payment arrangements, the classification of compensation expense, non-GAAP financial measures, first-time adoption of Statement 123R in an interim period, capitalization of compensation cost related to share-based payment arrangements, the accounting for income tax effects of share-based payment arrangements upon adoption of Statement 123R and disclosures of MD&A subsequent to adoption of Statement 123R.

                           SIERRA RESOURCE GROUP, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                          NOTES TO FINANCIAL STATEMENTS

NOTE 1.  NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

In  September  2006,  the SEC Staff issued  Staff  Accounting  Bulletin No. 108,
"Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in the Current Year Financial Statements" ("SAB No. 108"). SAB No. 108 requires the use of two alternative approaches in quantitatively evaluating materiality of misstatements. If the misstatement as quantified under either approach is material to the current year financial statements, the misstatement must be corrected. If the effect of correcting the prior year misstatements, if any, in the current year income statement is material, the prior year financial statements should be corrected. In the year of adoption (fiscal years ending after November 15, 2006 or calendar year 2006 for us), the misstatements may be corrected as an accounting change by adjusting opening retained earnings rather than being included in the current year income statement. We do not expect that the adoption of SAB No. 108 will have a material impact on our financial condition or results of operations.

In September 2006, the FASB issued SFAS No. 157, "Fair Value Measurements" (SFAS
157). SFAS 157 provides guidance for using fair value to measure assets and liabilities. SFAS 157 addresses the requests from investors for expanded disclosure about the extent to which companies measure assets and liabilities at fair value, the information used to measure fair value and the effect of fair value measurements on earnings. SFAS 157 applies whenever other standards require (or permit) assets or liabilities to be measured at fair value, and does not expand the use of fair value in any new circumstances. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007 and will be adopted by the Company in the first quarter of fiscal year 2009. We do not expect that the adoption of SFAS 157 will have a material impact on our financial condition or results of operations.

In September 2006, the FASB issued SFAS No. 158, "Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans" ("SFAS No. 158"). SFAS No. 158 requires companies to recognize in their statement of financial position an asset for a plan's overfunded status or a liability for a plan's underfunded status and to measure a plan's assets and its obligations that determine its funded status as of the end of the company's fiscal year. Additionally, SFAS No. 158 requires companies to recognize changes in the funded status of a defined benefit postretirement plan in the year that the changes occur and those changes will be reported in comprehensive income. The provision of SFAS No. 158 that will require us to recognize the funded status of our postretirement plans, and the disclosure requirements, will be effective for us as of December 31, 2006. We do not expect that the adoption of SFAS No. 158 will have a material impact on our consolidated financial statements.

FAS 123(R)-5 was issued on October 10, 2006. The FSP provides that instruments that were originally issued as employee compensation and then modified, and that modification is made to the terms of the instrument solely to reflect an equity restructuring that occurs when the holders are no longer employees, then no change in the recognition or the measurement (due to a change in classification) of those instruments will result if both of the following conditions are met:
(a). There is no increase in fair value of the award (or the ratio of intrinsic value to the exercise price of the award is preserved, that is, the holder is made whole), or the antidilution provision is not added to the terms of the award in contemplation of an equity restructuring; and (b). All holders of the same class of equity instruments (for example, stock options) are treated in the same manner. The provisions in this FSP shall be applied in the first reporting period beginning after the date the FSP is posted to the FASB website. We will evaluate whether the adoption will have any impact on your financial statements.

                           SIERRA RESOURCE GROUP, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                          NOTES TO FINANCIAL STATEMENTS


NOTE 2.  STOCKHOLDERS' EQUITY

COMMON STOCK

The authorized common stock of the Company consists of 25,000,000 shares with par value of $0.001. On December 24, 1992 the Company authorized and issued 1,860 shares of its no par value common stock in consideration of $1,860 in cash.

On December 18, 1998, the State of Nevada approved the Company's restated Articles of Incorporation, which increased its capitalization from 2,500 common shares to 25,000,000 common shares. The no par value was changed to $0.001 per share.

On December 18, 1998, the Company's shareholders approved a forward split of its common stock at one thousand shares for one share of the existing shares. The number of common stock shares outstanding increased from 1,860 to 1,860,000. Prior period information has been restated to reflect the stock split.

On July 14, 2006, the Company declared a 5.5 share dividend for each on share of the issued and outstanding shares. The record date was July 28, 2006; payable July 31, 2006. The number of common stock shares outstanding increased from 1,860,000 to 12,090,000. Prior period information has been restated to reflect the stock dividend.

The Company has not authorized any preferred stock.

NET LOSS PER COMMON SHARE

Net loss per share is calculated in accordance with SFAS No. 128, "EARNINGS PER SHARE." The weighted-average number of common shares outstanding during each period is used to compute basic loss per share. The calculation of diluted net loss per share gives effect to common stock equivalents, however, potential common shares are excluded if their effect is antidilutive.

Basic net loss per common share is based on the weighted average number of shares of common stock outstanding of 12,090,000 during 2006, 2005, and since inception. As of December 31, 2006, 2005, and since inception, the Company had no dilutive potential common shares.

NOTE 3.  INCOME TAXES

We did not provide any current or deferred U.S. federal income tax provision or benefit for any of the periods presented because we have experienced operating losses since inception. We provided a full valuation allowance on the net deferred tax asset, consisting of net operating loss carryforwards, because management has determined that it is more likely than not that we will not earn income sufficient to realize the deferred tax assets during the carryforward period.

                           SIERRA RESOURCE GROUP, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                          NOTES TO FINANCIAL STATEMENTS


NOTE 4.  INCOME TAXES (CONTINUED)

The components of the Company's deferred tax asset as of December 31, 2006 and 2005 are as follows:

                                                     2006              2005
                                            -------------     -------------
     Net operating loss carryforward        $      19,429     $      17,937
     Valuation allowance                          (19,429)          (17,937)
                                            --------------    --------------

     Net deferred tax asset                 $           0     $           0
                                            =============     =============

A reconciliation of income taxes computed at the statutory rate to the income tax amount recorded is as follows:


                                                         2005              2004    SINCE INCEPTION
                                                -------------     -------------    ---------------
    Tax at statutory rate (34%)                 $       1,492             2,861    $      19,429
    Increase in valuation allowance                    (1,492)           (2,861)         (19,429)
                                                --------------    --------------   --------------

    Net deferred tax asset                      $           0     $           0    $           0
                                                =============     =============    =============


The net federal operating loss carry forward will expire between 2016 and 2026. This carry forward may be limited upon the consummation of a business combination under IRC Section 381.


NOTE 5.  RELATED PARTY TRANSACTIONS

The Company neither owns nor leases any real or personal property. An officer or resident agent of the corporation provides office services without charge. Such costs are immaterial to the financial statements and accordingly, have not been reflected therein. The officers and directors for the Company are involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interest. The Company has not formulated a policy for the resolution of such conflicts.

NOTE 6.  WARRANTS AND OPTIONS

There are no warrants or options outstanding to acquire any additional shares of common stock of the Company.

NOTE 7.  OFFICERS ADVANCES

The Company has incurred costs while seeking additional capital through a merger with an existing company. An officer of the Company has advanced funds on behalf of the Company to pay for these costs. These funds have been advanced interest free.


                           SIERRA RESOURCE GROUP, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                                 BALANCE SHEETS


                                                           June 30,       December 31,
                                                               2007               2006
                                                         __________       ____________
                           ASSETS

CURRENT ASSETS                                            $       0          $       0
                                                          _________          _________

            Total current assets                          $       0          $       0
                                                          _________          _________

                   Total assets                           $       0          $       0
                                                          =========          =========

            LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
     Accounts payable                                     $       0          $     456
     Officers advances                                       57,527             54,827
                                                          _________          _________

            Total current liabilities                     $  57,527          $  55,283
                                                          _________          _________

STOCKHOLDERS' DEFICIT
     Common stock: $.001 par value;
        authorized 25,000,000 shares;
        issued and outstanding:
        12,090,000 shares at June 30, 2007
        and December 31, 2006                             $  12,090          $  12,090
     Additional paid-in capital                             (10,230)           (10,230)
     Accumulated deficit during development stage           (59,387)           (57,143)
                                                          _________          _________

            Total stockholders' deficit                   $ (57,527)         $ (55,283)
                                                          _________          _________

                   Total liabilities and
                   stockholders' deficit                  $       0          $       0
                                                          =========          =========


                 See Accompanying Notes to Financial Statements.



                           SIERRA RESOURCE GROUP, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                            STATEMENTS OF OPERATIONS


                                      Six Months Ended         Year Ended        Dec. 21, 1992
                                              June 30,       December 31,       (inception) to
                                                  2007               2006        June 30, 2007
                                      ________________     ______________       ______________

Revenues                                  $          0       $          0         $        0

Cost of revenue                                      0                  0                  0
                                          ____________       ____________         __________
           Gross profit                   $          0       $          0         $        0

General, selling and
   administrative expenses                       2,244              4,387             59,387
                                          ____________       ____________         __________
           Operating loss                 $     (2,244)      $     (4,387)        $  (59,387)

Nonoperating income (expense)                        0                  0                  0
                                          ____________       ____________         __________
   Net loss                               $     (2,244)      $     (4,387)        $  (59,387)
                                          ============       ============         ==========
   Net loss per share, basic
   and diluted                            $      (0.00)      $      (0.00)        $    (0.00)
                                          ============       ============         ==========
   Average number of shares
   of common stock outstanding              12,090,000         12,090,000         12,090,000
                                          ============       ============         ==========


                 See Accompanying Notes to Financial Statements.



                           SIERRA RESOURCE GROUP, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                       STATEMENTS OF STOCKHOLDERS' DEFICIT


                                                                                        Accumulated
                                                                                          Deficit
                                               Common Stock             Additional        During
                                          _______________________        Paid-In        Development
                                           Shares         Amount         Capital           Stage             Total
                                         __________       _______       __________      ____________       _________

Balance, December 21, 1992, issue
   common stock                          12,090,000       $12,090       $(10,230)         $       0        $   1,860
Net loss, December 31, 1992                                                                  (1,860)          (1,860)
                                         __________       _______       ________          _________        _________
Balance, December 31, 1992               12,090,000       $12,090       $(10,230)         $       0        $       0
Net loss, December 31, 1993                                                                       0                0
                                         __________       _______       ________          _________        _________
Balance, December 31, 1993               12,090,000       $12,090       $(10,230)         $  (1,860)       $       0
Net loss, December 31, 1994                                                                       0                0
                                         __________       _______       ________          _________        _________
Balance, December 31, 1994               12,090,000       $12,090       $(10,230)         $  (1,860)       $       0
Net loss December 31, 1995                                                                        0                0
                                         __________       _______       ________          _________        _________
Balance, December 31, 1995               12,090,000       $12,090       $(10,230)         $  (1,860)       $       0
Net loss, December 31, 1996                                                                       0                0
                                         __________       _______       ________          _________        _________
Balance, December 31, 1996               12,090,000       $12,090       $(10,230)         $  (1,860)       $       0
Net loss, December 31, 1997                                                                       0                0
                                         __________       _______       ________          _________        _________
Balance, December 31, 1997               12,090,000       $12,090       $(10,230)         $  (1,860)       $       0

December 18, 1998, changed from no
   par value to $0.001                                     (1,858)         1,858

December 18, 1998, forward stock
   1,000:1                                                  1,858         (1,858)

Net loss, December 31, 1998                                                                    (450)            (450)
                                         __________       _______       ________          _________        _________
Balance, December 31, 1998               12,090,000       $12,090       $(10,230)         $  (2,320)       $    (450)
Net loss, December 31, 1999                                                                 (22,668)         (22,668)
                                         __________       _______       ________          _________        _________
Balance, December 31, 1999               12,090,000       $ 1,860       $(10,230)         $ (24,978)       $ (23,118)
Net loss, December 31, 2000                                                                  (8,394)          (8,394)
                                         __________       _______       ________          _________        _________
Balance, December 31, 2000               12,090,000       $12,090       $(10,230)         $ (33,372)       $ (31,512)
Net loss, December 31, 2001                                                                  (4,888)          (4,888)
                                         __________       _______       ________          _________        _________
Balance, December 31, 2001               12,090,000       $12,090       $(10,230)         $ (38,260)       $ (36,400)
Net loss, December 31, 2002                                                                  (3,156)          (3,156)
                                         __________       _______       ________          _________        _________
Balance, December 31, 2002               12,090,000       $12,090       $(10,230)         $ (41,416)       $ (39,556)
Net loss, December 31, 2003                                                                     (85)             (85)
                                         __________       _______       ________          _________        _________
Balance, December 31, 2003               12,090,000       $12,090       $(10,230)         $ (41,501)       $ (39,641)
Net loss December 31, 2004                                                                   (2,840)          (2,840)
                                         __________       _______       ________          _________        _________
Balance, December 31, 2004               12,090,000       $12,090       $(10,230)         $ (44,341)       $ (42,481)
Net loss December 31, 2005                                                                   (8,415)          (8,415)
                                         __________       _______       ________          _________        _________
Balance, December 31, 2005               12,090,000       $12,090       $(10,230)         $ (52,756)       $ (50,896)

July 14, 2006, forward stock
   dividend: 5.5:1
Net loss December 31, 2006                                                                   (4,387)          (4,387)
                                         __________       _______       ________          _________        _________
Balance, December 31, 2006               12,090,000       $12,090       $(10,230)         $ (57,143)       $ (55,283)
Net loss, June 30, 2007                                                                      (2,244)          (2,244)
                                         __________       _______        _______          _________        _________
Balance, June 30, 2007                   12,090,000       $12,090       $(10,230)         $ (59,387)       $ (57,527)
                                         ==========       =======       ========          =========        =========



                 See Accompanying Notes to Financial Statements.



                           SIERRA RESOURCE GROUP, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                            STATEMENTS OF CASH FLOWS


                                                                               Dec. 21, 1992
                                       Quarter Ended         Year Ended       (inception) to
                                            June 30,       December 31,             June 30,
                                                2007               2006                 2007
                                        ____________       ____________       ______________

Cash Flows From
Operating Activities
    Net loss                             $ (2,244)          $ (4,387)           $ (59,387)
    Adjustments to reconcile net
    loss to cash used in
    operating activities:
    Changes in assets
    and liabilities
    Increase (decrease) in
    accounts payable                         (456)               456                    0
                                         ________           ________            _________
         Net cash used in
            operating activities         $ (2,700)          $ (3,931)           $ (59,387)
                                         ________           ________            _________
Cash Flows From
Investing Activities                     $      0           $      0            $       0
                                         ________           ________            _________

Cash Flows From
Financing Activities
    Issuance of common stock                    0                  0                1,860
    Increase in officer advances            2,700              3,931               57,527
                                         ________           ________            _________
         Net cash provided by
            financing activities         $  2,700           $  3,931            $  59,387
                                         ________           ________            _________

         Net increase (decrease)
            in cash                      $      0           $      0            $       0

Cash, beginning of period                       0                  0                    0
                                         ________           ________            _________
Cash, end of period                      $      0           $      0            $       0
                                         ========           ========            =========

SUPPLEMENTAL INFORMATION

Interest paid                            $      0           $      0            $       0
                                         ========           ========            =========

Income taxes paid                        $      0           $      0            $       0
                                         ========           ========            =========



                 See Accompanying Notes to Financial Statements.

                           SIERRA RESOURCE GROUP, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                          NOTES TO FINANCIAL STATEMENTS


NOTE 1.  NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

NATURE OF BUSINESS:

Sierra Resource Group, Inc. ("Company") was organized December 21, 1992 under the laws of the State of Nevada. The Company currently has no operations and, in accordance with Statement of Financial Accounting Standard (SFAS) No. 7, "Accounting and Reporting by Development Stage Enterprises," is considered a Development Stage Enterprise.


A SUMMARY OF THE COMPANY'S SIGNIFICANT ACCOUNTING POLICIES IS AS FOLLOWS:

ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CASH

For the Statements of Cash Flows, all highly liquid investments with maturity of three months or less are considered to be cash equivalents. There were no cash equivalents as of June 30, 2007 and December 31, 2006.

INCOME TAXES

Income taxes are provided for using the liability method of accounting in accordance with SFAS No. 109 "Accounting for Income Taxes." A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax basis. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effect of changes in tax laws and rates on the date of enactment.

GOING CONCERN

The Company's financial statements are prepared in accordance with generally accepted accounting principles applicable to a going concern. This contemplates the realization of assets and the liquidation of liabilities in the normal course of business. Currently, the Company does have cash, but not material assets, nor does it have operations or a source of revenue sufficient to cover its operation costs and allow it to continue as a going concern. The Company will be dependent upon the raising of additional capital through placement of our common stock in order to implement its business plan, or merge with an operating company. There can be no assurance that the Company will be successful in either situation in order to continue as a going concern. The officers and directors have committed to advancing certain operating costs of the Company.

                           SIERRA RESOURCE GROUP, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                          NOTES TO FINANCIAL STATEMENTS


NOTE 1.  NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

RECENT ACCOUNTING PRONOUNCEMENTS

In December 2004, the Financial Accounting Standards Board ("FASB") issued SFAS No. 123R "Share Based Payment." This statement is a revision to SFAS 123 and supersedes Accounting Principles Board (APB) Opinion No. 25, "Accounting for Stock Issued to Employees," and amends FASB Statement No. 95, "Statement of Cash Flows." This statement requires a public entity to expense the cost of employee services received in exchange for an award of equity instruments. This statement also provides guidance on valuing and expensing these awards, as well as disclosure requirements of these equity arrangements. This statement is effective for the first interim reporting period that begins after June 15, 2005.

SFAS 123R permits public companies to choose between the following two adoption methods:

     1. A "modified prospective" method in which compensation cost is recognized beginning with the effective date (a) based on the requirements of SFAS 123R for all share-based payments granted after the effective date and (b) based on the requirements of Statement 123 for all awards granted to employees prior to the effective date of SFAS 123R that remain unvested on the effective date, or

     2. A "modified retrospective" method which includes the requirements of the modified prospective method described above, but also permits entities to restate based on the amounts previously recognized under SFAS 123 for purposes of pro forma disclosures either (a) all prior periods presented or (b) prior interim periods of the year of adoption.

As we do not currently have share based payments, we expect no impact to the financial statements due to the adoption of SFAS 123R.


In February 2006, the Financial Accounting Standards Board ("FASB") issued SFAS No. 155, "Accounting for Certain Hybrid Financial Instruments--an Amendment of FASB Statements No. 133 and 140" ("SFAS No. 155"). SFAS No. 155 allows financial instruments that contain an embedded derivative and that otherwise would require bifurcation to be accounted for as a whole on a fair value basis, at the holders' election. SFAS No. 155 also clarifies and amends certain other provisions of SFAS No. 133 and SFAS No. 140. This statement is effective for all financial instruments acquired or issued in fiscal years beginning after September 15, 2006. We do not expect that the adoption of SFAS No. 155 will have a material impact on our financial condition or results of operations.

In March 2006, the FASB issued SFAS No. 156, "Accounting for Servicing of Financial Assets--an Amendment of FASB Statement No. 140" ("SFAS No. 156"). SFAS No. 156 provides guidance on the accounting for servicing assets and liabilities when an entity undertakes an obligation to service a financial asset by entering into a servicing contract. This statement is effective for all transactions in fiscal years beginning after September 15, 2006. We do not expect that the adoption of SFAS No. 156 will have a material impact on our financial condition or results of operations.

                           SIERRA RESOURCE GROUP, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                          NOTES TO FINANCIAL STATEMENTS


NOTE 1.  NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)


In June 2006, the Emerging Issues Task Force ("EITF") reached a consensus on EITF Issue No. 06-3, "How Taxes Collected from Customers and Remitted to Governmental Authorities Should Be Presented in the Income Statement (That Is, Gross versus Net Presentation)" ("EITF 06-3"). EITF 06-3 provides that the presentation of taxes assessed by a governmental authority that is directly imposed on a revenue-producing transaction between a seller and a customer on either a gross basis (included in revenues and costs) or on a net basis (excluded from revenues) is an accounting policy decision that should be disclosed. The provisions of EITF 06-3 will be effective for us as of January 1, 2007. We do not expect that the adoption of EITF 06-3 will have a material impact on our consolidated financial statements.

In July 2006, the FASB issued FIN 48, "Accounting for Uncertainty in Income Taxes--an interpretation of FASB Statement No. 109" ("FIN 48"). FIN 48 clarifies the recognition threshold and measurement of a tax position taken on a tax return. FIN 48 is effective for fiscal years beginning after December 15, 2006. FIN 48 also requires expanded disclosure with respect to the uncertainty in income taxes. We are currently evaluating the requirements of FIN 48 and the impact this interpretation may have on our financial statements.

In September 2006, the SEC Staff issued SEC Staff Accounting Bulletin 107, "Implementation Guidance for FASB 123 (R)." The staff believes the guidance in the SAB will assist issuers in their initial implementation of Statement 123R and enhance the information received by investors and other users of financial statements, thereby assisting them in making investment and other decisions. This SAB includes interpretive guidance related to share-based payment transactions with non-employees, the transition from nonpublic to public entity status, valuation methods (including assumptions such as expected volatility and expected term), the accounting for certain redeemable financials instruments issued under share-based payment arrangements, the classification of compensation expense, non-GAAP financial measures, first-time adoption of Statement 123R in an interim period, capitalization of compensation cost related to share-based payment arrangements, the accounting for income tax effects of share-based payment arrangements upon adoption of Statement 123R and disclosures of MD&A subsequent to adoption of Statement 123R.

In September 2006, the SEC Staff issued SEC Staff Accounting Bulletin 107, "Implementation Guidance for FASB 123 (R)." The staff believes the guidance in the SAB will assist issuers in their initial implementation of Statement 123R and enhance the information received by investors and other users of financial statements, thereby assisting them in making investment and other decisions. This SAB includes interpretive guidance related to share-based payment transactions with non-employees, the transition from nonpublic to public entity status, valuation methods (including assumptions such as expected volatility and expected term), the accounting for certain redeemable financials instruments issued under share-based payment arrangements, the classification of compensation expense, non-GAAP financial measures, first-time adoption of Statement 123R in an interim period, capitalization of compensation cost related to share-based payment arrangements, the accounting for income tax effects of share-based payment arrangements upon adoption of Statement 123R and disclosures of MD&A subsequent to adoption of Statement 123R.

                           SIERRA RESOURCE GROUP, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                          NOTES TO FINANCIAL STATEMENTS


NOTE 1.  NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)


In September 2006, the SEC Staff issued Staff Accounting Bulletin No. 108, "Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in the Current Year Financial Statements" ("SAB No. 108"). SAB No. 108 requires the use of two alternative approaches in quantitatively evaluating materiality of misstatements. If the misstatement as quantified under either approach is material to the current year financial statements, the misstatement must be corrected. If the effect of correcting the prior year misstatements, if any, in the current year income statement is material, the prior year financial statements should be corrected. In the year of adoption (fiscal years ending after November 15, 2006 or calendar year 2006 for us), the misstatements may be corrected as an accounting change by adjusting opening retained earnings rather than being included in the current year income statement. We do not expect that the adoption of SAB No. 108 will have a material impact on our financial condition or results of operations.

In September 2006, the FASB issued SFAS No. 157, "Fair Value Measurements" (SFAS
157). SFAS 157 provides guidance for using fair value to measure assets and liabilities. SFAS 157 addresses the requests from investors for expanded disclosure about the extent to which companies measure assets and liabilities at fair value, the information used to measure fair value and the effect of fair value measurements on earnings. SFAS 157 applies whenever other standards require (or permit) assets or liabilities to be measured at fair value, and does not expand the use of fair value in any new circumstances. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007 and will be adopted by the Company in the first quarter of fiscal year 2009. We do not expect that the adoption of SFAS 157 will have a material impact on our financial condition or results of operations.

In September 2006, the FASB issued SFAS No. 158, "Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans" ("SFAS No. 158"). SFAS No. 158 requires companies to recognize in their statement of financial position an asset for a plan's overfunded status or a liability for a plan's underfunded status and to measure a plan's assets and its obligations that determine its funded status as of the end of the company's fiscal year. Additionally, SFAS No. 158 requires companies to recognize changes in the funded status of a defined benefit postretirement plan in the year that the changes occur and those changes will be reported in comprehensive income. The provision of SFAS No. 158 that will require us to recognize the funded status of our postretirement plans, and the disclosure requirements, will be effective for us as of December 31, 2006. We do not expect that the adoption of SFAS No. 158 will have a material impact on our consolidated financial statements.

FAS 123(R)-5 was issued on October 10, 2006. The FSP provides that instruments that were originally issued as employee compensation and then modified, and that modification is made to the terms of the instrument solely to reflect an equity restructuring that occurs when the holders are no longer employees, then no change in the recognition or the measurement (due to a change in classification) of those instruments will result if both of the following conditions are met:
(a). There is no increase in fair value of the award (or the ratio of intrinsic value to the exercise price of the award is preserved, that is, the holder is made whole), or the antidilution provision is not added to the terms of the award in contemplation of an equity restructuring; and (b). All holders of the same class of equity instruments (for example, stock options) are treated in the same manner. The provisions in this FSP shall be applied in the first reporting period beginning after the date the FSP is posted to the FASB website. We will evaluate whether the adoption will have any impact on your financial statements.

                           SIERRA RESOURCE GROUP, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                          NOTES TO FINANCIAL STATEMENTS


NOTE 2.  STOCKHOLDERS' EQUITY

COMMON STOCK

The authorized common stock of the Company consists of 25,000,000 shares with par value of $0.001. On December 24, 1992 the Company authorized and issued 1,860 shares of its no par value common stock in consideration of $1,860 in cash.

On December 18, 1998, the State of Nevada approved the Company's restated Articles of Incorporation, which increased its capitalization from 2,500 common shares to 25,000,000 common shares. The no par value was changed to $0.001 per share.

On December 18, 1998, the Company's shareholders approved a forward split of its common stock at one thousand shares for one share of the existing shares. The number of common stock shares outstanding increased from 1,860 to 1,860,000. Prior period information has been restated to reflect the stock split.

On July 14, 2006, the Company's shareholders declared a 5.5 share dividend for each on share of the issued and outstanding shares. The record date was July 28, 2006; payable July 31, 2006. The number of common stock shares outstanding increased from 1,860,000 to 12,090,000. Prior period information has been restated to reflect the stock dividend.

The Company has not authorized any preferred stock.

NET LOSS PER COMMON SHARE

Net loss per share is calculated in accordance with SFAS No. 128, "Earnings Per Share." The weighted-average number of common shares outstanding during each period is used to compute basic loss per share. The calculation of diluted net loss per share gives effect to common stock equivalents, however, potential common shares are excluded if their effect is antidilutive.

Basic net loss per common share is based on the weighted average number of shares of common stock outstanding of 12,090,000 during 2007, 2006, and since inception. As of June 30, 2007 and December 31, 2006, and since inception, the Company had no dilutive potential common shares.

NOTE 3.  INCOME TAXES

We did not provide any current or deferred U.S. federal income tax provision or benefit for any of the periods presented because we have experienced operating losses since inception. We provided a full valuation allowance on the net deferred tax asset, consisting of net operating loss carryforwards, because management has determined that it is more likely than not that we will not earn income sufficient to realize the deferred tax assets during the carryforward period.


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


                           SIERRA RESOURCE GROUP, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                          NOTES TO FINANCIAL STATEMENTS


NOTE 3.  INCOME TAXES (CONTINUED)

The components of the Company's deferred tax asset as of December 31, 2006 and 2005 is as follows:

                                                 2006            2005
                                               ________        ________

         Net operating loss carryforward       $ 19,429        $ 17,937

         Valuation allowance                    (19,429)        (17,937)
                                               ________        ________
         Net deferred tax asset                $      0        $      0
                                               ========        ========

A reconciliation of income taxes computed at the statutory rate to the income tax amount recorded is as follows:

                                                                         Since
                                                2006          2005     Inception
                                              _______       _______    _________

         Tax at statutory rate (34%)          $ 1,492       $ 2,861    $ 19,429

         Increase in valuation allowance       (1,492)       (2,861)    (19,429)
                                              _______       _______    ________

         Net deferred tax asset               $     0       $     0    $      0
                                              =======       =======    ========

The net federal operating loss carry forward will expire between 2016 and 2026. This carry forward may be limited upon the consummation of a business combination under IRC Section 381.

NOTE 4.  RELATED PARTY TRANSACTIONS

The Company neither owns nor leases any real or personal property. An officer or resident agent of the corporation provides office services without charge. Such costs are immaterial to the financial statements and accordingly, have not been reflected therein. The officers and directors for the Company are involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interest. The Company has not formulated a policy for the resolution of such conflicts.


NOTE 5.  WARRANTS AND OPTIONS

There are no warrants or options outstanding to acquire any additional shares of common stock of the Company.


NOTE 6.  OFFICERS ADVANCES

The Company has incurred costs while seeking additional capital through a merger with an existing company. An officer of the Company has advanced funds on behalf of the Company to pay for these costs. These funds have been advanced interest free.

                                     PART II

                                 INDEMNIFICATION

         The Company's articles of incorporation provide, in paragraph Twelve, the following:

         No director or officer of the Corporation shall be personally liable to the Corporation or any of its stockholders for damages or breach of fiduciary duty as a director or officer involving any act or omission of any such director or officer; provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer (i) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes. Any repeal or modification of this Article by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the Corporation for acts or omissions prior to such repeal or modification.

         Nevada Revised Statutes, Section 78.751 reads, in full, as follows:

            1. Any discretionary indemnification under NRS 78.7502, unless ordered by a court or advanced pursuant to subsection 2, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

                           (a) By the stockholders;

                           (b) By the board of directors by a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

                           (c) If a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or

                           (d) If a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

            2. The articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director of officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

            3. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section:

                           (a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to NRS 78.7502 or for the advancement of expenses made pursuant to subsection 2, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

                           (b) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

         The Company has been informed that liability is not eliminated or limited unless the Company includes the provision, like it has, in its original articles of incorporation or ads the provision by amendment. Under Nevada law, liability may be eliminated or limited as to both directors and officer. Thus, the liability of a director may be eliminated for breach of his or her fiduciary duty as an officer. Similarly, an officer may be relieved of liability to the Company for breach of his or her duties as an officer. However, the law does not permit the elimination of limitation of liability for acts or omissions which involve intentional misconduct, fraud, or a knowing violation of law. The Company has also been informed that the adoption of a provision eliminating liability of directors or officers does not mean that these individuals will never find themselves as a defendant in actions or suits arising from the performance of their duties. First, liability may not be eliminated or limited for acts or omissions which involve intentional misconduct, fraud, or knowing violation of law. Second, liability may not be eliminated or limited for the payment of dividends in violation of Nevada Revised Statutes. The Company has also been informed that the statute refers only to liability for damages. Thus, the article provision will not protect a director or officer from suits seeking equitable relief or orders requiring the return of corporate property. Since the statute is limited to liability of a director or officer to the corporation or stockholders, the provision will afford no protection in suits brought by third parties. As the statute reflects, it applies only to liability for breach of fiduciary duty as a director or officer. If a director or officer is also a majority stockholder, he or she may be liable for monetary damages for breach of duty to the minority. Insofar as indemnification for liabilities arising under the Securities Acts may be permitted to our directors, officers and controlling persons pursuant to any provisions contained in its Articles of Incorporation, or by-laws, or otherwise, we have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

                  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The other expenses payable by the Company in connection with the offering of the securities being registered herein are estimated as follows:


         Securities and Exchange Commission
         Registration Fee                                     6.00
         Attorneys' Fees                                  6,250.00
         Accounting Fees                                  1,000.00
         Printing and Engraving                           1,000.00
         Blue Sky Qualifications Fees and Expenses          750.00
         Transfer Agent Fees                                455.00
         Miscellaneous                                      539.00
                                                       ___________
                  Total                                $ 10,000.00

                     RECENT SALES OF UNREGISTERED SECURITIES

(a) Securities sold.

         We (including the predecessors) have not issued securities during the three year period preceding the date of this registration statement.

         In 1992, we sold and issued 12,090,000 shares of our $.001 par value common stock (as adjusted for a stock split in 1998 and a stock dividend on July 28, 2006) to 35 individuals, at par value. Each of the shares of common stock was sold for cash. Prior to the forward stock split and stock dividend, each shareholder paid $1.00 per share for the shares. We sold and issued 1,860 shares, and the aggregate consideration received by us was $1,860.00. We did not publicly offer our securities and no underwriter was used in connection with the sale and issuance of the shares of common stock.

         All of the shareholders have had a pre-existing personal or business relationship with us or our officers and directors. By reason of their business experience, each had been involved financially and by virtue of a time commitment in business projects with our officers. Further, each of the shareholders had established a pre-existing personal relationship with its officers and directors.

         We are registering 3,510,000 shares of our common stock for sale by these original shareholders. These shares may also be available for resale by the Selling Shareholders pursuant to Rule 144.

         All of the shareholders have had a pre-existing personal or business relationship with us or our officers and directors, by reason of a time commitment in business projects with our officers. Further, each of the shareholders has established a pre-existing personal relationship with our officers and directors.

(b) Underwriters and other purchasers.

         There were no underwriters in connection with the sale and issuance of any securities.

(c) Consideration.

         Each of the shares of stock were originally sold for cash.

(d)   Exemption from Registration Relied Upon.

         We relied upon Section 4(2) of the Securities Act of 1933, as amended, as the exemption applicable to the sale and issuance of the common stock. We did not publicly offer its securities and no underwriter was used in connection with the sale and issuance of the shares of common stock to its existing shareholders.

         All of the shares were issued by us with a restrictive legend regarding transfer and stop-transfer orders were imposed in connection with the issuance. The offering was only made to the existing shareholders and each received or had access to information about us, the offering was made through direct communication by our officers and directors, and we believed that each of the offerees had such knowledge and experience in financial and business matters that he and she was capable of evaluating the merits and risk of the prospective investment, the offeree was a person who was able to bear the economic risk of the investment, and immediately before making the sale, after making a reasonable inquiry, we believed that the offeree had the requisite knowledge and experience to bear the economic risk of the investment, i.e., the offeree could afford to hold the shares for an indefinite period and at the time of the investment, he or she could afford a complete loss.

                                    EXHIBITS

         Copies of the following documents are filed with this registration statement as exhibits:

               3.1 Articles of Incorporation, as amended (filed as an exhibit to our Form 10SB12G, filed with the Securities and Exchange Commission on January 27,
                       1999).

               3.2 Bylaws (filed as an exhibit to our Form 10SB12G, filed with the Securities and Exchange Commission on January 27, 1999).

               5.1     Opinion of Counsel.


              23.1 Accountant's Consent to Use Opinion (filed as an exhibit to our Form SB-2, filed with the Securities and Exchange Commission on July 27, 2007).


              23.2     Counsel's Consent to Use Opinion (See 5.1 above).

                                  UNDERTAKINGS

         We hereby undertake:

(1) To file, during any period in which offers or sales are being made post-effective amendment to this registration statement:

              (i) To include any prospectus required by Section 10 (a)(3) of the Securities Act of 1933, as amended;

              (ii) To reflect in the prospectus any facts or events arising after the Effective Date of the registration statement (or the most recent post-effective amendment thereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding for foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimate maximum offering range may be reflected in the form of the prospectus filed with the Commission pursuant to Rule 424 (b) (Section 230.424(b) of Regulation S-B) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement, including (but not limited to) the addition of any underwriter;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be treated as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES


         In accordance with the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized the registration statement to be signed on September 19, 2007.




                                   SIERRA RESOURCE GROUP, INC.



                                   By: /s/ SANDRA J. ANDRE
                                       _________________________________________
                                           Sandra J. Andre
                                           President and Chief Executive Officer



                                   By: /s/ PAUL W. ANDRE
                                       _________________________________________
                                           Paul W. Andrew
                                           Principal Accounting Officer and
                                           Treasurer



         In accordance with the requirements of the Securities Act of 1933, the registration statement was signed by the following persons in the capacities and on the dates stated.



/s/ SANDRA J. ANDRE
___________________
Sandra J. Andre                        Dated: September 19, 2007
President, Director



/s/ PAUL W. ANDRE
_____________________
Paul W. Andre                          Dated: September 19, 2007
Secretary, Treasurer
(Principal Accounting
Officer) and Director



/s/ SUZETTE M. ENCARNACION
__________________________
Suzette M. Encarnacion                 Dated: September 19, 2007
Director